SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
 1934

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            Rule 14a-6(e)(2))
      [ ]   Definitive Proxy Statement
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      [ ]   Soliciting Material Pursuant to Rule 14a-11 or Rule 14a-12

                            INDUSTRIAL HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)



     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

      [X] No fee required.

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          0-11.

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
                            INDUSTRIAL HOLDINGS, INC.
                                  7135 ARDMORE
                              HOUSTON, TEXAS 77054

                           -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 14, 2000

                             -----------------------

Dear Shareholder:

      You are invited to attend the Annual Meeting of Shareholders of Industrial Holdings, Inc. ("IHI", or the "Company"). The meeting will be held at the Company's offices at 7135 Ardmore, Houston, Texas 77054, at 10:00 a.m., Houston time, on Monday, August 14, 2000, to:

      1. Elect three Class III directors to serve until the third Annual Meeting of Shareholders following this meeting;

      2. Approve the issuance of the following-described securities:

         (i) to SJMB, L.P. ("SJMB"), our affiliate, in connection with our acquisition from SJMB, or one of its affiliates, of the general partnership interest and the 51% of limited partnership interests of OF Acquisition, L.P. ("Orbitform") that we do not already own (the "Orbitform Partnership Interests") (the "Acquisition"):

            (a) 11% promissory notes (x) in the original principal amount of
                $3,450,000, convertible at any time, together with accrued interest thereon, into shares of our Common Stock, par value $0.01 per share, at a price of $1.15 per share ("Acquisition Note A"), and (y) in the original principal amount of $3,450,000, convertible, together with accrued interest thereon, beginning one year after issuance into shares of our Common Stock at a price of $2.00 per share ("Acquisition Note B"), only if we elect not to prepay this amount in the first year instead (collectively, the "Acquisition Notes");

            (b) warrants (the "Acquisition Warrants") to purchase 300,000 shares of Common Stock at an exercise price of $1.25 per share (the "Acquisition Warrant Shares");

            (c) on the full conversion of Acquisition Note A, together with accrued interest thereon, at least 3,000,000 shares of our Common Stock (the "Acquisition Note A Shares");

            (d) only if we do not prepay the principal and accrued interest within one year, on the full conversion of Acquisition Note B, together with accrued interest thereon, at least 1,725,000 shares of our Common Stock (the "Acquisition Note B Shares"); and

            (e) on the full exercise of the Acquisition Warrants, the
                Acquisition Warrant Shares (the Acquisition Notes, the Acquisition Warrants, the Acquisition Note A Shares, the Acquisition Note B Shares and the Acquisition Warrant Shares, collectively, the "Acquisition Securities").

         (ii) to SJMB and St. James Capital Partners, L.P. ("SJCP"), in connection with their providing up to $1,500,000 of funding to us under an Optional Credit Support Agreement with Comerica Bank-Texas, National Bank of Canada and Hibernia Bank (our "Senior Lenders"), in order to cure future potential financial covenant defaults under our amended credit agreement with our Senior Lenders (the "Credit Support Agreement"):

            (a) an 11% promissory note of up to a maximum principal amount of
                $1,500,000, depending on the actual amount of funding under the Credit Support Agreement, convertible at any time, together with accrued interest thereon, into shares of our Common Stock, at a price of $1.25 per share (the "Credit Support Note");

            (b) on the full conversion of the Credit Support Note, at least
                1,200,000 shares of our Common Stock (the "Credit Support Note Shares");

            (c) warrants to purchase up to 375,000 shares of our Common Stock at a price of $1.25 per share, depending on the actual amount of funding under the Credit Support Agreement (the "Credit Support Warrants"); and

            (d) on the full exercise of the Credit Support Warrants, up to the
                375,000 underlying shares of Common Stock (the "Credit Support Warrant Shares") (the Credit Support Note Shares, Credit Support Warrants and the Credit Support Warrant Shares, collectively, the "Credit Support Securities").

      3. Consider and act upon such other business as may properly come before the meeting.

      A record of shareholders has been taken as of the close of business on June 23, 2000, and only those shareholders of record on that date will be entitled to notice of and to vote at the meeting. A shareholders' list will be available beginning July 28, 2000, and may be inspected during normal business hours for at least 10 days before the annual meeting at the offices of the Company, 7135 Ardmore, Houston, Texas 77054.

      Your participation in the Company's affairs is important. To ensure your representation if you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                    Sincerely,

                                    CHRISTINE A. SMITH
                                    Chief Financial Officer and
                                    Executive Vice President

July [14], 2000

                              TABLE OF CONTENTS

                                                                            PAGE

PROXY STATEMENT.........................................................     1

VOTING OF SHARES........................................................     1

SUMMARY  ...............................................................     3

PROPOSAL 1 - ELECTION OF DIRECTORS......................................     5

DIRECTORS AND EXECUTIVE OFFICERS

   Nominees for Directors...............................................     6
   Other Directors......................................................     6
   Other Executive Officers.............................................     7
   Compliance With Section 16(a) of the Exchange Act....................     7
   Board and Committee Activity:  Structure and Compensation............     8

OTHER INFORMATION

   Security Ownership of Certain Beneficial Owners and Management.......    9
   Executive Compensation...............................................   10
   Employment Agreements................................................   11
   Performance Graph....................................................   12
   Compensation Committee Report........................................   13
   Certain Transactions.................................................   14

PROPOSAL 2 - APPROVAL OF THE ISSUANCE OF THE ACQUISITION SECURITIES
  AND THE CREDIT SUPPORT SECURITIES

   The Acquisition......................................................   15
     Backgrounds of the Parties.........................................   17
        IHI.............................................................   17
        Engineered Products Group.......................................   18
        Orbitform.......................................................   19
        St. James and Its Affiliates....................................   19
     Description of Orbitform Business
        Products and Services...........................................   19
        Customers and Markets...........................................   19
        Suppliers and Raw Materials.....................................   19
        Competition.....................................................   20
        Backlog.........................................................   20
        Regulation......................................................   20
        Employees.......................................................   20
     Orbitform Risk Factors.............................................   21
     Legal Proceedings..................................................   21
     Management.........................................................   22
     Price Paid for the Acquisition.....................................   22
     Accounting Treatment...............................................   22
     Our Reasons for the Acquisition....................................   22
     Other Transactions with SJMB and SJCP..............................   22
     Selected Historical Financial Information of IHI...................   24
     Selected Historical Financial Information of Orbitform.............   26

     Management's Discussion and Analysis of Financial Condition
        and Results of Operations.......................................   27
     Selected Pro Forma Condensed Combined Financial Information........   29
   The Credit Support Agreement.........................................   30
     Summary of Terms...................................................   30
     Our Reasons for the Credit Support Agreement.......................   30
   SJMB's Maximum Potential Stock Ownership.............................   30
   Interests of Certain Persons in the Acquisition and the Credit
        Support Agreement...............................................   31
   Regulatory Approvals.................................................   31
   Record Date..........................................................   31
   Vote Required to Approve the Issuance of the Acquisition Securities
        and the Credit Support Securities...............................   31
   Our Recommendation to Shareholders...................................   32

COST OF SOLICITATION....................................................   33

RELATIONSHIP WITH INDEPENDENT AUDITORS..................................   33

SHAREHOLDER PROPOSALS...................................................   33

OTHER MATTERS...........................................................   33

ANNUAL REPORT AND FINANCIAL INFORMATION.................................   33

ANNEX A - UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.............   A-1

ANNEX B - AUDITED FINANCIAL STATEMENTS OF OF ACQUISITION, L.P...........   B-1

EXHIBITS ...............................................................  EX-1

                             -----------------------

                            INDUSTRIAL HOLDINGS, INC.
                                  7135 ARDMORE
                              HOUSTON, TEXAS 77054

                             -----------------------

                                 PROXY STATEMENT

      We are mailing this proxy statement to shareholders on or about July [14], 2000, in connection with the solicitation of proxies by the Board of Directors of Industrial Holdings, Inc. (the "Company" or "IHI") for use at the Annual Meeting of Shareholders to be held at our principal offices at 7135 Ardmore, Houston, Texas 77054, at 10:00 a.m., Houston time, on August 14, 2000, and at any adjournments thereof (the "Annual Meeting"), to consider and vote on the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

      All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting according to the directions on such proxies. If there is no direction indicated, the shares will be voted FOR: (i) the election of each of the nominees named herein to the Board of Directors; (ii) the approval of the issuance of the Acquisition Securities and the Credit Support Securities; and (iii) any other proposals as may properly come before the meeting. A shareholder may revoke a proxy by (a) delivering to us written notice of revocation, (b) delivering to us a signed proxy bearing a later date or (c) voting in person at the Annual Meeting.

                                VOTING OF SHARES

      At the close of business on June 23, 2000, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), there were issued, outstanding and entitled to vote 13,524,832 shares of our common stock, par value $.01 per share ("Common Stock"). A majority of the shares of Common Stock outstanding on the Record Date, represented in person or by proxy, is needed to constitute a quorum at the Annual Meeting. Each share of Common Stock is entitled to one vote on all questions requiring a shareholder vote at the Annual Meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take shareholder action, shareholders of record who are present at the meeting in person or by proxy and who abstain, and broker non-votes are considered shareholders who are present and entitled to vote and they count toward the quorum.

      Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority. "Broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

      PROPOSAL 1 - ELECTION OF DIRECTORS: Directors are elected by a plurality of the votes cast by the holders of Common Stock and the three nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

      PROPOSAL 2 - APPROVAL OF THE ISSUANCE OF THE ACQUISITION SECURITIES AND THE CREDIT SUPPORT SECURITIES: To be approved, the issuance of the Acquisition Securities and the Credit Support Securities would usually require the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Since the Acquisition Securities and the Credit Support Securities, if and when converted and exercised, may result in SJMB and its affiliates effectively controlling us, the Board of Directors is requiring that Proposal 2 receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote, in addition to the votes represented by the 1,365,130 shares that SJMB and its affiliated entities currently own. Therefore while SJMB and its affiliated entities' votes on Proposal 2 will be counted, Proposal 2 must receive, in addition to those votes, a majority of our other shares that are present in person or by proxy at the meeting and entitled to vote.

      Though uninstructed shares are not entitled to vote on this matter, they are considered to be present at the meeting and therefore have the effect of negative votes. Abstentions also have the effect of negative votes.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS AND FOR PROPOSAL 2.

                                   SUMMARY

      This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you. To fully understand the Acquisition and the Credit Support Agreement, we urge you to carefully read the entire proxy statement and the documents that we refer to, which are attached as exhibits to this proxy statement.

      Certain information in this proxy statement, including that set forth in the section titled "Risk Factors," are forward-looking statements within the meaning of Section 27A the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the words "expects," "projects," "estimates," "believes," "anticipates," "intends," "plans," "budgets," "predicts" and similar expressions.

      The forward-looking statements relating to Orbitform's operations in particular are based on current expectations, estimates and projections and the industries in which it operates. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions about future events that may prove to be inaccurate. Orbitform's actual results and performance may differ materially from what we have expressed or forecast in the forward-looking statements.

      Industrial Holdings, Inc.                          Orbitform
      7135 Ardmore                                       1600 Executive Drive
      Houston, Texas 77054                               Jackson, Michigan 49204
      (713) 747-1025                                     (517) 787-9447

o We currently own 49% of Orbitform's limited partnership interests through Philform, Inc, our wholly - owned subsidiary, and reflect our interest through "Investment in Unconsolidated Affiliates" on our balance sheet, and through "Earnings from Equity Investments in Unconsolidated Affiliates" on our income statement. See "Proposal 2 - The Acquisition - Backgrounds of the Parties - IHI."

o The additional earnings that 100% of Orbitform would bring to us would improve our ability to comply with our financial covenants under our amended credit agreement with our Senior Lenders. We also feel it will put us in a better position to refinance our outstanding debt with our Senior Lenders before it comes due on January 31, 2001. See "Proposal 2 - The Acquisition - Our Reasons for the Acquisition."

o We believe the Acquisition and resulting control of the Orbitform business will be a strategic complement to our existing Engineered Products Group by providing us with greater opportunities to develop and enhance markets for our engineered fasteners and engineered fastener-setting machines. Orbitform designs and builds both orbital and impact rivet setting machines (or engineered fastener-setting machines) and systems, which, if the Acquisition is approved by our shareholders, will allow us to provide a complete solution to our engineered fastener customers' needs. In our existing Engineered Products Group, we presently only supply the manufactured fastener and not the machines and systems required to set the fastener in its end-use application. We believe that this combination will provide us with a significant competitive advantage over those engineered fastener manufacturers that are not able to supply the customer with setting equipment or systems. Additionally, we believe this combination will allow each of Orbitform and IHI to more effectively market its products to the other's respective customers. See "Proposal 2 - The Acquisition - Backgrounds of the Parties - Engineered Products Group" and " - Reasons for the Acquisition."

o The Acquisition Notes will mature on December 31, 2001 and will carry interest at 11% that will be accrued but not paid until maturity. They will be secured by a second lien on certain of our assets and by a second pledge of our subsidiaries' capital stock, both of which will be subordinated to the lien and pledge of these assets to our Senior Lenders. See "Proposal 2 - The Acquisition - Acquisition Notes."

o In 1999, Orbitform generated earnings before interest, income taxes, depreciation and amortization ("EBITDA"), adjusted for the management fee charged by us to Orbitform, of $2.3 million. If we acquire the Orbitform Partnership Interests, we will obtain the full benefit of Orbitform's cash flow and borrowing base collateral of about $2.8 million. See "Proposal 2 - The Acquisition - Our Reasons for the Acquisition."

o The purchase price for the Acquisition is approximately $7.8 million. The purchase price represents about a 6.6 multiple of a 51% share of 1999 adjusted EBITDA. See "Proposal 2 - The Acquisition - Price Paid for the Acquisition."

o We will treat the Acquisition as a purchase, which means we will reflect Orbitform's assets and liabilities on our books based on their estimated fair value when we acquire them. See "Proposal 2 - The Acquisition - Accounting Treatment."

o We recently revised the financial covenants in our amended credit agreement with our Senior Lenders. Under the Credit Support Agreement (as defined in "Proposal 2-The Credit Support Agreement"), SJMB and SJCP may elect, at their sole option, to advance to us up to $1.5 million ("Credit Support Payments") to prevent a potential financial covenant default. See "Proposal 2 -The Credit Support Agreement-Our Reasons for the Credit Support Agreement."

o If SJMB and SJCP make Credit Support Payments, we will issue a Credit Support Note to them to evidence our indebtedness. The Credit Support Note will mature on January 31, 2002 and will carry interest at 11% that will be accrued but not paid until maturity. Like the Acquisition Notes, the Credit Support Note will be secured by a second lien on certain of our assets and by a second pledge of our subsidiaries' capital stock, also subordinated to the lien and pledge of these assets to our Senior Lenders. We will also issue to SJMB and SJCP Credit Support Warrants to purchase a number of shares of our Common Stock equal to 0.25 of the principal amount of the Credit Support Note. See "Proposal 2 -The Credit Support Agreement-Summary of Terms."

o SJMB and its affiliated entities now own 1,365,130 shares, or about 10.1%, of our 13,524,832 outstanding shares of Common Stock. If you approve the issuance of the Acquisition Securities and the Credit Support Securities, and if SJMB fully converted and exercised the Acquisition Securities and the Credit Support Securities, fully exercised the warrants it currently owns to purchase 1,257,994 shares of our Common Stock and fully funded its $2.0 million over-advance guaranty to our Senior Lenders, SJMB and its affiliates would own a total of 12,461,237 shares, or about 50.6% of our 24,620,939 outstanding shares, assuming no other issuance or redemptions of our shares. As a result, SJMB and its affiliates would be able to significantly influence and possibly control the vote on most matters submitted to a vote of our shareholders. See "Proposal 2 - SJMB's Maximum Potential Stock Ownership."

 o Except for your approval and for notifying the Nasdaq NMS that we will issue securities that are convertible into more than 10% of our currently outstanding shares, we are not aware of any required regulatory approvals or filings for the Acquisition or the issuance of the Acquisition Securities or the Credit Support Securities required by us. See "Proposal 2 - Regulatory Approvals."

o If we do not obtain your approval of the issuance of the Acquisition Securities and the Credit Support Securities, then we will not complete those transactions on the terms described in the proxy statement. This will in turn adversely affect us in the following ways: (i) we would be in default of the amended credit agreement with our Senior Lenders; (ii) our short-term liquidity and results of operations would be negatively impacted; (iii) the general partner of Orbitform, an affiliate of SJMB, will cancel the management agreement currently in place by which we have been receiving a management fee equal to 100% of the taxable income of Orbitform, reducing future cash flows to us from Orbitform; (iv) the value of our 49% limited partnership interest may be significantly diminished if SJMB sells the Orbitform Partnership Interests to someone else; and (v) we may lose the services of Mr. Shirkey, the newly-elected head of our the Engineered Products Group, because we will not own 100% of Orbitform. See "Proposal 2 - The Acquisition."

                      PROPOSAL 1- ELECTION OF DIRECTORS

      At the Annual Meeting, three Class III Directors are to be elected, each to hold office until the third Annual Meeting of Shareholders following his or her election.

      The persons named in the accompanying proxy have been designated by the Board of Directors and unless authority is withheld, the members of the Board of Directors intend to vote for the election of the nominees named below to the Board of Directors as Class III Directors. Two of the nominees for Class III Directors previously have been elected by the shareholders to serve as members of the Board of Directors. One of the nominees, Charles E. Underbrink, was appointed to the Board of Directors on February 16, 2000, to fill the vacancy on the Board created by the resignation of Mr. James Brock in June 1999. Although the Board of Directors does not contemplate that any of the nominees will become unavailable for election, if such a situation arises before the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) that the Board of Directors nominates, or the size of the Board may be reduced accordingly.

                        PRINCIPAL POSITION                              DIRECTOR
       NAME              WITH THE COMPANY                   AGE          SINCE
       ----              ----------------                   ---          -----
    CLASS III DIRECTORS WHOSE TERM (IF RE-ELECTED) WILL EXPIRE IN 2003

Robert E. Cone          Chairman of the Board and Director   48          1989

Charles E. Underbrink   Director                             45          2000

Barbara S. Shuler       Secretary and Director               53          1991


             CLASS I DIRECTORS WHOSE TERM WILL EXPIRE IN 2001

Charles J. Anderson     Director                             76          1991

James W. Kenney         Director                             57          1992


            CLASS II DIRECTORS WHOSE TERM WILL EXPIRE IN 2002

John P. Madden          Director                             57          1992

John L. Thompson        Director                             40          1997

                       DIRECTORS AND EXECUTIVE OFFICERS

      Set forth below is certain information with respect to each of the nominees for the office of director, each director whose term of office will continue after the Annual Meeting and each other executive officer.

NOMINEES FOR DIRECTORS

      ROBERT E. CONE is currently Chairman of the Board and a director, having been replaced as President and Chief Executive Officer effective June 1, 2000. He founded the Company in 1989 and served as President, Chief Executive Officer, Chairman of the Board and director of the Company from 1989 until June 1, 2000.

      BARBARA S. SHULER has served as Secretary of the Company since February 1992 and as a director of the Company since September 1991. Since 1974, Ms. Shuler has been self-employed in auction management, marketing, advertising and promotional aspects of the equine industry, serving as President of Shuler, Inc.

      CHARLES E. UNDERBRINK was appointed as a director of the Company on February 16, 2000 to fill a vacancy on the Board of Directors. He is the Chief Executive Officer and Chairman of St. James Capital Corp. and SJMB, L.L.C., which are Houston-based merchant banking firms. Mr. Underbrink has been, from August 1996 to the present, a principal of HUB, Inc., which is a lender to small capitalization businesses and an operator of mini-storage facilities located in Minnesota and Wisconsin. Additionally, he is a director of Black Warrior Wireline Corp., Sommerset House Publishing, Inc. and Monorail Computer Corporation.

OTHER DIRECTORS

      CHARLES J. ANDERSON has served as a director of the Company since September 1991. Since 1985, Mr. Anderson has been engaged in private business investments. Prior to 1985, Mr. Anderson served as Senior Sales Vice President and Director of Sales and was a partner of the Delaware Management Company, the manager of the Delaware Group of Mutual Funds and certain other private pension funds.

      JAMES W. KENNEY has served as a director of the Company since October 1992. Since October 1993, Mr. Kenney has served as Executive Vice President of San Jacinto Securities, Inc. From February 1992 to September 1993, he served as the Vice President of Renaissance Capital Group, Inc. Prior to that time, Mr. Kenney served as Senior Vice President for Capital Institutional Services, Inc. and in various executive positions with major southwest regional brokerage firms, including Rauscher Pierce Refsnes Inc. and Weber, Hall, Sale and Associates, Inc. Mr. Kenney is a director of Consolidated Health Care Associates, Inc., a company that operates physical rehabilitation centers; Scientific Measurement Systems, Inc., a developer of industrial digital radiography and computerized tomography; and Tricom Corporation, a company that develops products and services for the telecommunication industry.

      JOHN P. MADDEN has served as a director of the Company since October 1992. From January 1992 to April 1993, Mr. Madden served as Chairman of the Board of The Rex Group, Inc. (the "Rex Group"), which was purchased by the Company in 1992. Mr. Madden is Chairman and Chief Executive Officer of Ashburn Industries, Inc., a metalworking fluids manufacturer, and Mr. Madden is engaged in private industrial commercial real estate activity.

      JOHN L. THOMPSON has served as a director of the Company since 1997. Mr. Thompson is a director and President of St. James Capital Corp. and SJMB, L.L.C., which are Houston-based merchant banking firms. Prior to co-founding St. James in August 1995, Mr. Thompson served as a Managing Director of Corporate Finance at Harris Webb & Garrison, a regional investment-banking firm with a focus on mergers and acquisitions, financial restructuring and private placements of debt and equity issuances. Additionally, he is a director of Black Warrior Wireline Corp., and Collins & Ware, Inc.

OTHER EXECUTIVE OFFICERS

      MICHAEL N. MARSH, 48, was elected our President and Chief Executive Officer effective June 1, 2000. From 1996 to May 2000, he was Chief Executive Officer of Growth Resources, Inc., an oilfield service company engaged in marine and offshore vessel cleaning, decontamination and waste management. From 1993 to 1996, Mr. Marsh was a principal of Financial Modeling, Inc., a merger and acquisition consulting firm. From 1991 to 1993, Mr. Marsh served as Vice President of Foster Wheeler Environmental Services, Inc., a subsidiary of Foster Wheeler Corp., with responsibility to integrate and manage acquired companies involved in the environmental assessment, engineering and remediation business. During the period from 1970 to 1990, Mr. Marsh was employed by The Brand Companies, Inc., an industrial and environmental services company. While at Brand, Mr. Marsh's principal responsibility was the reorganization and integration of acquired companies. Many of the acquired entities were geographically diverse and engaged in widely disparate service lines; for example, nuclear plant inspection, underwater construction, specialty manufacturing and environmental remediation.

      BENJAMIN B. ANDREWS, 46, was elected President of the Stud Bolt and Gasket Group effective June 1, 2000. He served as Chief Operating Officer of the Company from August 1999 through May 2000. From April 1, 1998 through July 1999, Mr. Andrews served as Chief Operating Officer of the Fastener division. From April 1995 until March 31, 1998, when we acquired GHX, Incorporated, Mr. Andrews was an employee and shareholder of GHX. Prior to that, Mr. Andrews was a principal of The Spinnaker Group, an investment banking firm providing services primarily to manufacturing and distribution companies.

      ANDREW CORMIER, 57, was elected President of the Energy Group effective June 1, 2000. Prior to that, he was President of Manifold Valve Services, Inc.

      THOMAS C. LANDRETH, 52, was elected Chief Technology Officer of our Engineered Products Group effective June 1, 2000. He served as our Executive Vice President and President of our Fastener Manufacturing and Sales Division from September 1996 through May 2000. He has served as the President of Landreth Engineering Company since 1977.

      MICHAEL SHIRKEY, 45, was elected President of the Engineered Products Group effective June 1, 2000. Prior to that, he was President of Orbitform.

      CHRISTINE A. SMITH, 47, has served as an Executive Vice President and our Chief Financial Officer since January 1995. From April 1989 through December 1994, Ms. Smith was a principal of The Spinnaker Group, an investment banking firm providing services primarily to manufacturing and distribution companies. Prior to joining The Spinnaker Group, Ms. Smith, a certified public accountant, was a Senior Manager with Ernst & Young.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish us with copies of all
Section 16(a) reports they file. Based solely on our review of the forms received by us, we believe that during 1999, all filing requirements applicable to our officers, directors and greater than 10% shareholders were timely met.

BOARD AND COMMITTEE ACTIVITY: STRUCTURE AND COMPENSATION

      Our operations are managed under the broad supervision of the Board of Directors, which has ultimate responsibility for the establishment and implementation of our general operating philosophy, objectives, goals and policies. During 1999, the Board of Directors held five meetings. Each director attended at least 75% of the meetings held by the Board or meetings of Board committees of which he was a member during his tenure in 1999, except for Mr. Anderson who attended only one of the meetings. During 1999, outside directors received $1,500 for attendance at Board meetings and $500 for attendance at Committee meetings, as well as reimbursement for reasonable travel expenses incurred in attending such meetings. In 1999, no options were awarded to the non-employee directors (Messrs. Anderson, Kenney, Madden and Thompson and Ms. Shuler) under the Company's 1995 Non-Employee Director Stock Option Plan (the "Director Plan") or 1998 Incentive Plan (the "Incentive Plan").

      Under delegated authority, various Board functions are discharged by the standing committees of the Board. The Audit Committee of the Board of Directors, composed of Messrs. Madden and Kenney and Ms. Shuler, makes recommendations to the Board of Directors concerning the selection and engagement of our independent public accountants and reviews the scope of the annual audit, audit fees and results of the audit. The Audit Committee also reviews and discusses with management and the Board of Directors such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. The Audit Committee held two meetings in 1999.

      The Compensation Committee is composed of Messrs. Madden, Thompson and Kenney, and met twice in 1999. The Compensation Committee sets the compensation for executive, managerial and technical personnel of the Company and administers the Company's stock option and other compensation plans. The Board of Directors does not have a Nominating Committee.

                              OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The table below sets forth certain information regarding the beneficial ownership of Common Stock at June 23, 2000, by (i) each person known to us to beneficially own more than 5% of our Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

                                           NUMBER OF SHARES
                NAME OF                      BENEFICIALLY      PERCENTAGE OF
           BENEFICIAL OWNER                    OWNED(1)            CLASS
----------------------------------------  -------------------  --------------
St. James Capital Partners, L.P. (2)
777 Post Oak Blvd., Suite 950
Houston, Texas  77056...............           1,049,520            7.7%
SJMB, L.P. (3)
777 Post Oak Blvd., Suite 950
Houston, Texas  77056...............           1,573,604           10.7%

Directors and Executive Officers:

Robert E. Cone (4)..................             419,785            3.1%
Thomas C. Landreth (5)..............             100,445              *
Christine A. Smith (6)..............             174,416            1.3%
Benjamin B. Andrews (7).............             174,607            1.3%
Charles J. Anderson (8).............              77,000              *
James W. Kenney (9).................              15,000              *
John P. Madden (10).................             141,473            1.0%
Barbara S. Shuler (9)...............              71,795              *
John L. Thompson (11)...............              10,000              *
Charles E. Underbrink (12)..........              19,005              *
All directors and executive officers
as a group (10 persons) (4) - (12)..           1,203,526            8.6%
--------------------------
*Less than 1%

(1) Subject to community property laws where applicable, each person has sole voting and investment power with respect to the shares listed, except as otherwise specified. Each person is a United States citizen. This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission.

(2) Includes 107,994 shares that may be acquired upon the exercise of warrants exercisable within 60 days. These warrants are owned by St. James Capital Corp., an affiliate of St. James Capital Partners, L.P.

(3) Includes 1,150,000 shares that may be acquired upon the exercise of warrants exercisable within 60 days.

(4) Includes 240,000 shares that may be acquired on the exercise of stock options exercisable within 60 days. Also includes 13,500 shares held in trust for persons related to Mr. Cone for which Mr. Cone is the executor of the trusts and for which Mr. Cone is deemed to have beneficial ownership.

(5) Includes 28,750 shares that may be acquired on the exercise of warrants and stock options exercisable within 60 days.

(6) Includes 78,750 shares that may be acquired on the exercise of stock options exercisable within 60 days.

(7) Includes 5,000 shares that may be acquired on the exercise of stock options exercisable within 60 days.

(8) Includes 20,000 shares that may be acquired on the exercise of stock options exercisable within 60 days.

(9) Includes 15,000 shares that may be acquired on the exercise of stock options exercisable within 60 days.

(10)Includes 25,000 shares that may be acquired on the exercise of stock options exercisable within 60 days. Excludes 44,325 shares owned by persons related to Mr. Madden, but as to which Mr. Madden disclaims beneficial ownership.

(11)Includes 10,000 shares that may be acquired on the exercise of stock options exercisable within 60 days. Excludes a total of 1,365,130 shares and 1,257,994 warrants owned by St. James Capital Partners, L.P. and SJMB, L.P., though Mr. Thompson is a director and president of their general partner and may be deemed to share voting and investment power with respect to such shares.

(12)Includes 10,400 shares held in trust for Mr. Underbrink's daughter for which Mr. Underbrink is the trustee of the trust and for which Mr. Underbrink is deemed to have beneficial ownership. Excludes a total of 1,365,130 shares and 1,257,994 warrants owned by St. James Capital Partners, L.P. and SJMB, L.P., though Mr. Underbrink is chief executive officer and chairman of their general partner and may be deemed to share voting and investment power with respect to such shares.

EXECUTIVE COMPENSATION

      SUMMARY COMPENSATION TABLE. The following table provides certain summary information covering compensation paid or accrued during 1999, 1998 and 1997 to our former President and Chief Executive Officer and the other executive officers, whose annual compensation, determined as of the end of the last fiscal year, exceeds $100,000.

                                                                                             LONG-TERM
                                                        ANNUAL COMPENSATION                 COMPENSATION
                                            -------------------------------------  -------------------------------
                                                                                    SECURITIES
NAME AND                                                                            UNDERLYING        ALL OTHER
PRINCIPAL POSITION                  YEAR    SALARY ($)    BONUS ($)    OTHER ($)    OPTIONS (#)   COMPENSATION ($)
--------------------------------   -------  ----------    ---------   -----------  ------------   ----------------
Robert E. Cone (1)..............    1999      250,000      18,800      92,300(2)      90,000                     0
  Former President and              1998      259,153      16,000       4,800(2)     400,000(3)                  0
  Chief Executive Officer           1997      185,000        --         4,000(2)        --                       0

Benjamin B. Andrews (4).........    1999      146,297        --           --            --                       0
  Former Chief                      1998      116,250        --           --           5,000                     0
  Operating Officer                 1997        --           --           --            --                       0

Thomas C. Landreth (5)..........    1999      187,000      55,470      11,000(2)        --                       0
  Former Executive Vice             1998      175,780      19,553      11,000(2)      10,000                     0
  President and President -         1997      132,455       7,070      12,000(2)      25,000                     0
  Fastener Manufacturing
  and Sales Division

Christine A. Smith..............    1999      160,000      18,800      35,167(2)      60,000                     0
  Executive Vice President          1998      160,000      16,000       6,000(2)     200,000(3)                  0
  and Chief Financial Officer       1997      111,833        --         6,000(2)      25,000                     0

-----------------------

(1) Mr. Cone was replaced as President and Chief Executive Officer effective June 1, 2000. He currently serves as Chairman of the Board.

(2) Fringe benefits of $4,800 for Mr. Cone, $11,000 for Mr. Landreth, and $6,000 for Ms. Smith. Also included in these totals is debt forgiveness of $87,500 for Mr. Cone and $29,167 for Ms. Smith.

(3) The Compensation Committee cancelled these options in April 1999.

(4) Mr. Andrews joined the Company on April 1, 1998. Effective June 1, 2000, he became President of the Stud Bolt and Gasket Group of the Company.

(5) Effective June 1, 2000, Mr. Landreth became Chief Technology Officer of the Engineered Products Group of the Company.

      OPTION GRANTS IN 1999. The following table provides certain information with respect to options granted to the executive officers during 1999 under our stock option plans:

                                                      INDIVIDUAL GRANTS
                        ------------------------------------------------------------------------
                                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                                   ASSUMED ANNUAL RATES OF STOCK
                        NUMBER OF SHARES OF   PERCENT OF TOTAL                                     PRICE APPRECIATION FOR OPTION
                            COMMON STOCK     OPTIONS GRANTED TO                                               TERMS(3)
                         UNDERLYING OPTIONS     EMPLOYEES IN     EXERCISE PRICE                   ------------------------------
NAME                        GRANTED ($)          FISCAL YEAR      ($/SHARE)(2)   EXPIRATION DATE       5% ($)           10% ($)
----                    -------------------  ------------------  --------------  ---------------  ---------------   ------------


Robert E. Cone........       90,000(1)              60.0%             3.19          11/02/09         180,442           457,277
Benjamin B. Andrews...          ---                  ---               ---             ---             ---               ---
Thomas C. Landreth....          ---                  ---               ---             ---             ---               ---
Christine A. Smith....       60,000(1)              40.0%             3.19          11/02/09         120,295           304,851

-------------------

    (1) These options were fully vested at December 31, 1999.

    (2) The exercise price is the market value of the Common Stock on the date of grant. The market value is calculated by averaging the closing bid and ask price for the stock as quoted by the Nasdaq NMS on the date of grant.

    (3) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect our views as to the likely trend in the stock price. Actual gains, if any, on stock option exercises and the sale of Common Stock holdings will depend on, among other things, the future performance of the Common Stock and overall stock market conditions.

      OPTION EXERCISES DURING 1999 AND YEAR END OPTION VALUES. The following table sets forth information on options exercised by the executive officers during 1999 and unexercised options and the value of in-the-money, unexercised options held by the executive officers at December 31, 1999.

                                                                NUMBER OF SECURITIES
                                                                     UNDERLYING                            VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS                       IN-THE-MONEY OPTIONS AT
                          SHARES                               AT FISCAL YEAR END (#)                     FISCAL YEAR END ($)(1)
                       ACQUIRED ON        VALUE      ------------------------------------------- ----------------------------------
NAME                   EXERCISE (#)    REALIZED($)      EXERCISABLE           UNEXERCISABLE         EXERCISABLE      UNEXERCISABLE
----                   -------------  -------------  -------------------  ---------------------- ------------------  --------------

Robert E. Cone........     ---             ---             240,000                 ---                   0                    ---
Benjamin B. Andrews...     ---             ---               5,000                 ---                   0                    ---
Thomas C. Landreth....     ---             ---              28,750                 ---                   0                    ---
Christine A. Smith....     ---             ---              78,750                 ---                   0                    ---

---------------

(1) Represents the difference between the average of the closing bid and ask price for the Common Stock as quoted by the Nasdaq NMS on December 31, 1999 (2 9/16), and any lesser exercise price.

EMPLOYMENT AGREEMENTS

   Effective July 1, 1991, we entered into an employment agreement with Mr. Cone, which was subsequently amended and extended. As amended, the term of employment is for four years and automatically renews annually unless and until terminated (i) upon the failure or inability for any reason other than illness or temporary disability not exceeding 90 consecutive days, of Mr. Cone to devote the lesser of (x) 40 hours per week or (y) sufficient time to perform the duties of any corporate offices he holds; (ii) following his criminal conviction by any state or federal court of any illegal or criminal act, except for minor traffic violations or minor misdemeanors, (iii) due to Mr. Cone's death, or (iv) as otherwise mutually agreed to by the parties in writing. The Employment Agreement provides for an annual salary of $250,000.

We have no employment agreements with any of our other executive officers.

PERFORMANCE GRAPH

The following performance graph compares the performance of our common stock to the NASDAQ Composite Index and to the Index of NASDAQ Industrial Companies. The graph covers the period from December 31, 1994 to December 31, 1999.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]


                             NASDAQ          NASDAQ
                           COMPOSITE       INDUSTRIAL         IHI
                           ---------       ----------       -------
   Dec. 31, 1994             100.000          100.000       100.000
   Dec. 31, 1995             139.918          127.974       115.773
   Dec. 31, 1996             171.689          147.203       312.237
   Dec. 31, 1997             208.834          161.981       347.320
   Dec. 31, 1998             291.597          173.021       245.580
   Dec. 31, 1999             541.160          297.020        71.934


                                   [Graph]

COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 1999:

   Under the supervision of the Committee, the Company has developed and implemented compensation policies, plans and programs designed to enhance the profitability of the Company, and therefore shareholder value, by aligning closely the financial interests of the Company's senior executives with those of its shareholders. The Committee has adopted the following objectives as guidelines for making its compensation decisions:

- Provide a competitive total compensation package that enables the Company to attract and retain key executives.

- Integrate all compensation programs with the Company's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

- Provide variable compensation opportunities that are directly linked to the performance of the Company and that align executive remuneration with the interests of shareholders.

   Executive base compensation for senior executives is intended to be competitive with that paid in comparably situated industries and to provide a reasonable degree of financial security and flexibility to those individuals who the Board of Directors regards as adequately performing the duties associated with the various senior executive positions. In furtherance of this objective, the Committee periodically, though not necessarily annually, reviews the salary levels of a sampling of companies that are regarded by the Committee as having sufficiently similar financial and operational characteristics to provide a reasonable basis for comparison. Although the Committee does not attempt to specifically tie executive base pay to that offered by any particular sampling of companies, the review provides a useful gauge in administering the Company's base compensation policy. In general, however, the Committee considers the credentials, length of service, experience, and consistent performance of each individual senior executive when setting compensation levels.

   To ensure retention of qualified management, the Company entered into an employment agreement with its President and Chief Executive Officer. The employment agreement established annual base salary amounts that the Committee may increase based on the foregoing criteria.

   The Incentive Plan is intended to provide key employees, including the Chief Executive Officer and other executive officers of the Company and its subsidiaries, with a continuing proprietary interest in the Company, with a view to increasing the interest in the Company's welfare of those personnel who share the primary responsibility for the management and growth of the Company. Moreover, the Incentive Plan provides a significant non-cash form of compensation that is intended to benefit the Company by enabling it to continue to attract and to retain qualified personnel.

   The Compensation Committee is authorized to make incentive equity awards ("Incentive Awards") under the Incentive Plan to key employees, including officers (whether or not they are also directors), of the Company and its subsidiaries. Although the Incentive Awards are not based on any one criterion, the Committee will direct particular attention to management's ability to implement the Company's strategy of geographic expansion through acquisition followed by successful integration and assimilation of the acquired companies. In making Incentive Awards, the Committee will also consider margin improvements achieved through management's realization of operational efficiencies, as well as revenue and earnings growth. During 1999, stock options to purchase 90,000 shares of Common Stock were awarded to Mr. Cone.

              1999 COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                              JOHN P. MADDEN, CHAIR
                                JOHN L. THOMPSON
                                 JAMES W. KENNEY

CERTAIN TRANSACTIONS

   We enter into transactions with related parties only with the approval of a majority of the independent and disinterested directors and only on terms we believe to be comparable to or better than those that would be available from unaffiliated parties. In our view, all of the transactions described below meet that standard.

   In connection with the purchase of Landreth Engineering Co. ("Landreth") in 1992, we entered into a lease agreement with Scranton Acres, a general partnership of which Mr. Thomas C. Landreth is a partner, for the Landreth facility. The lease expires in 2002. Rental payments are $106,800 annually.

   In the second quarter of 1999, we realized proceeds of $2.6 million from the issuance of 349,580 shares of our common stock to SJMB. The shares were valued at $7.44 per share based upon the closing market price for our stock immediately preceding the consummation of the sale.

   In July 1998, we entered into an option agreement that granted us the right through 2003 to purchase approximately 95% of Belleli Energy S.r.L. ("Belleli"). Belleli is an Italian company that manufactures thick-walled pressure vessels and heat exchangers, as well as designs, engineers, constructs and erects components for desalination, electric power and petrochemical plants. Under the terms of the option agreement, we were obligated to provide certain interim funding to Belleli. Because of our financial condition in 1999, we could no longer provide financial support to Belleli. In February 2000, SJMB acquired a majority interest in Belleli from Belleli's shareholder, Impianti. As a result of this transaction, all of our obligations with respect to Belleli have been released and discharged. We retain a 3.5% minority interest in Belleli.

   As a part of the Belleli transaction, we issued warrants to purchase 750,000 shares of our common stock to SJMB at an exercise price of $1.25 per share. Additionally, we are obligated to reimburse SJMB for satisfying our installment payment obligations under the option agreement of approximately $280,000.

   At June 23, 2000, Mr. Robert E. Cone, our Chairman of the Board, had two loans outstanding from us, one in the amount of $83,333 relating to personal matters and one in the amount of $321,875 relating to the exercise of employee stock options, plus accrued interest of $49,289. Additionally, Mr. Cone has received advances of $21,686 for personal expenses and $50,000 for payment of income taxes. The largest aggregate debt balance outstanding during the period was $656,498. During 1999, the Board of Directors forgave $87,500 of this balance and in January 2000 an additional $90,158 as compensation to Mr. Cone. Interest rates on these loans are at the current treasury rate.

   At June 23, 2000, Ms. Christine A. Smith, our Chief Financial Officer, had two loans outstanding from us, one in the amount of $66,667 relating to personal matters and one in the amount of $262,050 relating to the exercise of employee stock options, plus accrued interest of $30,717. The largest aggregate debt balance outstanding during the period was $395,468. During 1999, the Board of Directors forgave $29,167 of this balance as compensation to Ms. Smith. Interest rates on these loans are at the current treasury rate.

   At June 23, 2000, Mr. Thomas C. Landreth, Chief Technology Officer of our Engineered Products Group, had a loan outstanding from us in the amount of $62,500 relating to the exercise of employee stock options, plus accrued interest of $6,586. The largest aggregate debt balance outstanding during the period was $69,086. The interest rate on this loan is at the current treasury rate.

   PROPOSAL 2 - APPROVAL OF THE ISSUANCE OF THE ACQUISITION SECURITIES AND
                        THE CREDIT SUPPORT SECURITIES

      Our Common Stock is listed on the Nasdaq NMS. Nasdaq Rule 4460 (i)(1)(D) (the "Nasdaq 20% Rule") requires your approval before we may issue, in connection with certain transactions (other than a public offering), securities that are convertible into or exercisable for a number of shares of our Common Stock equal to 20% or more of the then-outstanding shares or 20% or more of then-outstanding voting power, at a price (or in the case of convertible securities, at a conversion price) less than the greater of the book or market value of our Common Stock. In addition, Nasdaq Rule 4460 (i)(1)(B) (the "Nasdaq Control Rule") requires your approval before we may issue securities that would result in a change of control.

      Our issuance of the Acquisition Securities and the Credit Support Securities will exceed 20% of the number of shares outstanding and the voting power outstanding before their issuance, and SJMB and its affiliates may acquire the underlying shares at exercise prices ranging from $1.15 to $2.00 per share, subject to anti-dilution adjustments. As of the Record Date, the closing price of a share of our Common Stock was $1.594 per share. The book value of our Common Stock at March 31, 2000 was $3.29 per share. And though SJMB and its affiliates will hold about 29.8% of our outstanding shares after they convert Acquisition Note A and exercise the Acquisition Note Warrants (36.1% if they fully fund, and then acquire and convert the Credit Support Securities; and up to a maximum potential amount of 50.5% if certain other events occur), there is no concrete test to determine the number of securities the would result in a change of control of the Company under the Nasdaq Control Rule. Depending on the facts and circumstances, our issuance of securities representing less than a majority of the Company's outstanding voting power may result in a change of control under the Nasdaq Control Rule. Therefore, we are seeking your approval of the issuance of the Acquisition Securities and the Credit Support Securities in order to ensure our compliance with the Nasdaq 20% Rule and the Nasdaq Control Rule. Your approval of the issuance of the Acquisition, the Acquisition Securities or the issuance of the Credit Support Securities is not otherwise required as a matter of Texas law or Federal or state securities laws or under our Certificate of Incorporation or Bylaws.

THE ACQUISITION

      We have signed a letter of intent with SJMB to acquire the Orbitform Partnership Interests and to present the Acquisition to our shareholders for approval (the "SJMB Letter Agreement"). SJMB and its affiliate, which own the Orbitform Partnership Interests that we are proposing to acquire, have indicated to us that they may consider selling the Orbitform Partnership Interests to another purchaser if you do not approve the issuance of the Acquisition Securities and the Credit Support Securities.

      We currently own 49% of Orbitform's limited partnership interests (the "Minority Interest") through Philform, Inc. ("Philform"), our wholly owned subsidiary, and reflect our interest through "Investment in Unconsolidated Affiliates" on our balance sheet, and through "Earnings from Equity Investments in Unconsolidated Affiliates" on our income statement. We acquired all of Philform's outstanding capital stock in February 1998 and contributed Philform's intangible assets including its business activities and trade name "Orbitform" to Orbitform in consideration for the Minority Interest. Orbitform's general partner is St. James Management, L.L.C., which is owned by St. James Capital Corp. ("SJCC").

      During 1999 and the first quarter of 2000, we received 100% of the taxable income of Orbitform through our management fee arrangement with Orbitform. If we do not obtain your approval of the issuance of the Acquisition Securities and the Credit Support Securities, the general partner of Orbitform, and affiliate of SJMB, has informed us that our management fee arrangement will be terminated, resulting in our loss of the cash flow represented by 100% of the taxable income of Orbitform.

      If we do not obtain your approval of the issuance of the Acquisition Securities and the Credit Support Securities, then we will not complete the Acquisition or the Credit Support Agreement on the terms described in the proxy statement. This, in turn, may result in the following:

   o We would be in default of the amended credit agreement with our Senior Lenders, which in turn would cause us to default under the Credit Support Agreement, which is available to cure any future financial covenant defaults that may occur under the amended credit agreement. If we were in default under the

      Credit Support Agreement, then SJMB may elect not to cure a future financial covenant default with our Senior Lenders, which may subject us to more onerous conditions in our amended credit agreement, including increased fees and interest rates. The Senior Lenders may accelerate our senior secured debt and exercise their remedies provided in the amended credit agreement. Alternatively, in order to come back into compliance under the amended credit agreement, we may choose to take certain actions that we would not otherwise consider as appropriate at that time, such as:

         o We may find it necessary to sell certain assets, including some of our existing businesses, to raise cash and pay down indebtedness. We may realize less value for these assets than we would be otherwise able to if they were to be retained or sold at a more opportune time.

         o We may find it necessary to raise equity capital in an amount sufficient to offset the loss of collateral and cash flow that Orbitform would have represented. This required infusion of equity capital may significantly dilute our existing shareholders.

   o Our short-term liquidity and results of operations would be negatively impacted if we do not obtain the cash flow and collateral value that would result from our 100% ownership of the Orbitform business. In 1999, for example, Orbitform generated EBITDA, adjusted for the management fee charged by us to Orbitform, of $2.3 million, while we were only able to recognize $0.8 million in income as a result of our Minority Interest. Additionally, because of our minority ownership position, Orbitform's assets are currently excluded from our borrowing base, which supports our borrowings under our amended credit agreement. Upon the acquisition of the Orbitform Partnership Interests, we would be able to include the receivables ($1.9 million as of May 31, 2000) and inventory ($2.7 million as of May 31, 2000) of Orbitform in our borrowing base calculation (subject to customary limitations and exclusions), representing potential additional liquidity of about $2.8 million. Currently, Orbitform has less than $100,000 in borrowings advanced against accounts receivable and inventory.

   o SJMB, which owns the Orbitform Partnership Interests, has indicated to us that it may sell the Orbitform Partnership Interests to another party. The value of our Minority Interest may be significantly diminished if SJMB sells the Orbitform Partnership Interests to someone else.

   o We may lose the services of an executive officer. Orbitform's President has recently joined IHI as President of our Engineered Products Group and now has responsibility over a division that generated $39.7 million in sales for 1999 and had about $50.0 million in total assets as of March 31, 2000.

      In approving the Acquisition, the Board determined that it was in the best interests of the Company to acquire the Orbitform Partnership Interests because, among other factors, Orbitform's manufacture of engineered fastener-setters, described in detail below, is a strategic complement to our existing manufacture of engineered fasteners.

      The purchase price for the Orbitform Partnership Interests is comprised of the Acquisition Notes, the Acquisition Warrants, and the forgiveness of $835,425 of debt that SJMB owes to the Company, for a total consideration of approximately $7.8 million. See "Price Paid for the Acquisition" below.

o     ACQUISITION NOTES.

   - Acquisition Note A will mature on December 31, 2001 and will carry interest at 11% that is accrued but not paid until maturity. SJMB may convert all or any portion of the principal and accrued interest into shares of our Common Stock at a conversion price of $1.15 per share, which would be decreased to the lower price if we issue or sell any shares or securities convertible into shares of our Common Stock at less than $1.15 per share, that are not issued under employee stock incentive plans or agreements that currently exist, and that are not issued in connection with any acquisitions we may make. Subject only to this conversion right, we may prepay all amounts due under Acquisition Note A at any time without penalty.

   - Events of default under Acquisition Note A are (i) our default on the payment or mandatory prepayment of principal or interest on Acquisition Note B; (ii) our default that is not cured within 30 days, of any covenant contained in (a) the SJMB Letter Agreement; (b) the Acquisition Warrants;
      (c) the Registration Rights Agreement covering the Acquisition Warrant Shares; (d) either Acquisition Note; (e) our Reimbursement Agreement with SJMB; (f) the Subordinated Security Agreement or the Subordinated Pledge Agreement (collectively, the "Subordinated Security Agreements") that we are giving to SJMB in connection with the Acquisition Notes and the Credit Support Note; (iii) any representation or warranty in the Acquisition Warrants, the Registration Rights Agreement or either Acquisition Note is found to have been materially untrue as of the date it was made; (iv) our default under any other debt in the aggregate principal amount of $500,000; (v) the entering by a court of competent jurisdiction of a final judgment against us or our properties or assets of more than $100,000 in excess of our insurance coverage; (vi) our commencement of voluntary bankruptcy or insolvency proceedings or our assignment for the benefit of our creditors or admission in writing of our inability to pay our debts generally as they become due; (vii) the entering by a court of competent jurisdiction of involuntary bankruptcy proceedings; (viii) a change of control, or the acquisition by any person or group other than SJMB or its affiliates of 40% of the total voting power of our securities, that is not cured or waived within 90 days of such change of control; and (ix) our merger or consolidation with or into another company, or the merger or consolidation of a significant subsidiary into another company (unless we or another of our subsidiaries is the acquiring or surviving entity), our dissolution, or our sale of a substantial portion of our assets to other than one of our subsidiaries. Acquisition Note A will automatically accelerate and become immediately due and payable on any of the events of default described in (vi), (vii) or (ix), and SJMB has the option to accelerate all amounts due under Acquisition Note A on the occurrence of any other event of default described above. Acquisition Note A will be subordinated in right of payment to all of our existing secured debt, which totals about $70 million. Acquisition Note A will be secured by a second lien on all of our assets on which our Senior Lenders have a first lien - except as covered by permitted liens, our accounts receivable, machinery, fixtures, inventory, general intangibles, etc. Acquisition Note A is also secured by the pledge of our subsidiaries' capital stock subordinate to our pledge to our Senior Lenders. Any event of default under the Acquisition Notes or the Reimbursement Agreement or Subordinated Reimbursement Notes will be an event of default under the Subordinated Security Agreements that allow SJMB to declare all amounts due and payable.

   - Acquisition Note B contains all of the same terms as Acquisition Note A, except that SJMB does not have the option to convert any of the principal amount or any accrued interest thereon until June 30, 2001, and the conversion price is $2.00 per share, subject to adjustment as described above.

o     ACQUISITION WARRANTS.

   - The Acquisition Warrants will be exercisable at any time for five years after their issuance and will contain customary anti-dilution features, one demand registration right and unlimited piggyback registration rights. The exercise price of the Acquisition Warrants will be $1.25 per share (the "Exercise Price"). In lieu of paying the Exercise Price in cash, SJMB may make a "cashless" exercise of the Acquisition Warrants and receive, without having made any cash payments, a "net" number of shares of Common Stock determined by a formula based on the amount by which the trading price of the Common Stock (defined as the average of the closing prices over the 10 trading days before the date on which the determination is made) exceeds the Exercise Price then in effect.

BACKGROUNDS OF THE PARTIES

      IHI

      We were incorporated in August 1989. We own and operate a diversified group of middle-market industrial manufacturing and distribution businesses. Our operations are organized into four business segments: (i) fastener manufacturing and distribution; (ii) heavy fabrication; (iii) valve manufacturing and repair (or "energy"); and (iv) machine tool distribution. We believe our businesses are characterized by strong market positions in niche markets, high value-added products and services, an established and diverse customer base, experienced and committed management, cost-efficient equipment and productions facilities with a low sensitivity to technological change. Our products and services are sold to a broad customer base in the automotive, home furnishings, petrochemical, oil and gas and various other industrial and consumer products industries. Most of our products are manufactured to specific technical requirements and for specific customers orders. We believe that the diversified nature of our products, services and end-user markets reduces the effect of operating performance fluctuations in any one of our core business segments and limits our overall exposure to cyclical downturns within individual industry sectors.

      ENGINEERED PRODUCTS GROUP

      Since its inception, IHI has expanded its business through acquisition. Our acquisitions in what has recently been renamed our Engineered Products Group (one of the two Groups that comprise our fastener manufacturing and distribution segment) are summarized below:

   COMPANY OR DIVISION NAME               LOCATION           ACQUISITION DATE

      Landreth Engineering                Houston, TX          October 1992
      Landreth-Connecticut                Waterbury, CT        December 1995
      American Rivet                      Chicago, IL          November 1996
      Philform (49% owner of Orbitform)   Jackson, MI          February 1998
      Ideal Products                      Beacon Falls, CT     August 1998

      These companies are engaged in the manufacture of cold formed fasteners, threaded fastener products, fastening systems and metal components that are sold to the appliance, home furnishings, and automotive industries through a network of commission-based manufacturer's sales representatives directed by a national sales manager.

      Effective June 1, 2000, we launched a significant initiative to reorganize the Engineered Products Group. We recognized that while these businesses manufactured similar fastening products and served common and complementary industries, the individual operating units had not been fully integrated. Our revenue derived from these businesses decreased by $3.3 million, or 8%, on a pro forma basis, during 1999 as compared to 1998. Cost of sales for the Engineered Products Group increased $1.3 million, or 4%, on a pro forma basis, in 1999 as compared to 1998. Cost of sales as a percentage of sales for the Engineered Products Group was 89% for 1999 as compared to 79% in 1998, adversely impacting operating margins. Meanwhile by contrast, Orbitform's revenues increased 10% in 1999 compared with 1998 and its cost of sales as a percentage of sales was 61% in 1999 and 68% in 1998.

      The reorganization of the Engineered Products Group has as its lynchpin our acquisition of the Orbitform Partnership Interests. We believe that the realignment of the operating companies in the Engineered Products Group and the acquisition of product lines and markets under the leadership of new management will result in greatly enhanced operating margins, since we presently only supply the manufactured fastener and not the machine and systems required to set the fastener in its end-use application. We believe that this combination will provide us with a significant competitive advantage over those fastener manufacturers that are not able to supply the customer with setting equipment or systems. We believe that the Engineered Products Group will achieve higher operating income through:

      (i) the rationalization of customers and product pricing to ensure that our profitability is optimized;

      (ii) the rationalization of specific part production to the most efficient plant for that particular part;

      (iii) the effective dissemination and standardization of best manufacturing and operating practices;

      (iv) the creation of Technology Centers supporting innovation and timely response to customers' specialized product requests; and

      (v) strengthened leadership through the appointment of Mr. Michael Shirkey (currently the President of Orbitform) to the role of President of the Engineered Products Group and Mr. Thomas Landreth to the role of Chief Technology Officer of the Engineered Products Group.

      During 1999, the companies identified above represented 16% of our consolidated revenues and 11% of our gross profit. Assuming we acquire the Orbitform Partnership Interests, the Engineered Products Group would have represented 21% of our consolidated revenues and 22% of our gross profit, on a pro forma basis.

      ORBITFORM

      Orbitform manufactures high-quality forming, fastening and assembly systems that are sold primarily to the original equipment manufacturers in the automotive industry. Its expertise includes orbital forming, thermo-pneumatic staking, impact riveting, fastening and assembly systems, and roller head forming. Its brand-name products include Orbitform orbital riveters and orbital forming equipment, Adtech impact riveting machines and Thernuform thermo-pneumatic staking systems.

      ST. JAMES AND ITS AFFILIATES

      SJMB and SJCP have provided equity and debt capital to us in connection with a number of acquisition transactions. In 1995, SJCP provided a portion of the financing used to acquire our fastener manufacturing business in Connecticut. In 1996, SJCP provided a portion of the financing used to purchase American Rivet Company, Inc. And, in February 1998, SJMB contributed $5.2 million to the capital of the OF Partnership and became our partner in the formation of the OF Partnership, and, through that Partnership, the acquisition of Orbitform.

DESCRIPTION OF ORBITFORM BUSINESS

      PRODUCTS AND SERVICES

      Orbitform is a leading designer and manufacturer of orbital rivet setting machines and also designs and manufactures a limited line of impact rivet setting machines. As opposed to impact riveting which secures a rivet in place through a momentary impact on the rivet which expands the impacted end of the rivet, orbital riveting expands the end of the rivet by applying a rotating pressure on the end of the rivet which results in a more precise formation of the fastened rivet. Machines may be purchased from stock or designed for a particular application. A custom designed application may include multiple machines. Orbitform also supplies expendable tooling for the products that it designs and sells. Many of the rivets we sell are fastened by the type of equipment that Orbitform produces and therefore creates an opportunity for cross selling of our current rivet production to Orbitform customers and vice versa.

      CUSTOMERS AND MARKETS

      Customers of Orbitform are primarily original equipment manufacturers in the automotive industry, which comprise about 65% of its sales. Remaining sales are to original equipment manufacturers in a variety of other markets including the appliance, electronics assembly, hardware and tools, and home furnishings markets. Orbitform's manufacturing facility located in Jackson, Michigan, about 65 miles west of Detroit, is strategically located to serve the automotive industry. About 30% of its sales are within the state of Michigan with the remainder throughout North America.

      Sales are made by both a direct sales force based out of Jackson, Michigan and a network of 13 sales agents throughout the United States, Mexico and Canada.

      Orbitform currently has about 1500 active machines in service. No single customer accounted for over 10% of Orbitform's sales in 1999.

      SUPPLIERS AND RAW MATERIALS

      The principal raw materials that Orbitform uses in its manufacturing are steel and steel castings along with controls components. Additionally, Orbitform uses various services such as plating and heat-treating. Almost all of Orbitform's suppliers are located within 50 miles of its manufacturing facility, providing a significant advantage as a result of shortened lead times to obtain required supplies, lower costs and allowing lower levels of raw materials and supply inventories to be maintained. To date, Orbitform has encountered no difficulties in meeting any of its supply requirements.

      COMPETITION

      Orbitform is subject to competition from three competitors that are foreign-owned, with locations in the United States and one domestic competitor. Orbitform's management believes that machine sales revenues for each of these competitors are comparable to or less than Orbitform's. Within its specific niche of orbital riveting machines, management believes it has about 30% of the domestic market.

      Competition for machine sales is based upon price, availability, flexibility and quality. Customers want a supplier with a high degree of engineering and manufacturing competence on which they can rely. As its customers downsize and lose some of their in-house expertise, Orbitform's management believes it has a competitive advantage in its ability to offer customers assistance they cannot obtain elsewhere or must otherwise obtain from multiple sources.

      BACKLOG

      Backlog at Orbitform was $4 million at December 31, 1999 and $3.3 million at May 31, 2000. This represents approximately 3 to 4 months' sales, which management believes is the appropriate level of backlog to maintain.

      REGULATION

      ENVIRONMENTAL REGULATION

      Orbitform is subject to extensive and changing federal, state and local environmental laws including laws and regulations that relate to air and water quality, impose limitations on the discharge of pollutants into the environment and establish standards for the treatment, storage and disposal of toxic and hazardous wastes. Stringent fines and penalties may be imposed for non-compliance with these environmental laws. In addition, environmental laws could impose liability for costs associated with investigating and remediating contamination at Orbitform's facilities or at third-party facilities at which Orbitform has arranged for the disposal or treatment of hazardous materials.

      Although no assurances can be given, Orbitform believes that it is in compliance in all material respects with all environmental laws and is not aware of any non-compliance or obligation to investigate or remediate contamination that could reasonably be expected to result in material liability. However, it is possible that unanticipated factual developments could cause Orbitform to make environmental expenditures that are significantly different from those it currently expects. In addition, environmental laws continue to be amended and revised to impose stricter obligations. Orbitform cannot predict the effect such future requirements, if enacted, would have on it, although Orbitform believes that such regulations would be enacted over time and would affect the industry as a whole.

      HEALTH AND SAFETY MATTERS

      Orbitform's facilities and operations are governed by laws and regulations, including the federal Occupational Safety and Health Act, relating to worker health and workplace safety. Orbitform believes that appropriate precautions are taken to protect its employees and others from workplace injuries and harmful exposure to materials handled and managed at its facilities. While Orbitform does not anticipate that it will be required in the near future to expend material amounts by reason of such health and safety laws and regulations, Orbitform is unable to predict the ultimate cost of compliance with these changing regulations.

      EMPLOYEES

      Orbitform has 73 employees, all of which are located at the company headquarters in Jackson, Michigan.

ORBITFORM RISK FACTORS

CYCLICALITY OF AUTOMOTIVE INDUSTRY

      About 65% of Orbitform's sales are to the automotive industry, which is a highly cyclical industry and dependent on, among other things, consumer spending, international economic conditions and regulations, and policies regarding international trade. Currently, the automotive industry is experiencing its fourth consecutive year of sales in excess of 16 million units in the United States. General expectations are for similar levels for the next three years. However, with recent increases in gasoline and other energy prices, the level of activity in the automotive industry may be adversely affected in the near term and, therefore, may have a dampening impact on the level of Orbitform's business activity.

      Orbitform's exposure to the cyclical nature of the automotive industry is somewhat neutralized because most of what Orbitform produces is associated with new products. Even when the automotive industry experiences a sales decline, new products and new options must still be introduced. Consequently, even in 1987, 1991 and 1995, which were all down years in the automotive industry, the predecessor business to Orbitform was able to maintain or increase its level of sales.

INTEGRATION RISK

      Our integration strategy with Orbitform and the Engineered Products Group may not succeed to the degree or in the timeframe that we expect. For example, we may face more difficulties than we expect in integrating the respective customer bases.

COMPETITION

      Orbitform faces competition from a number of companies, some of which are larger manufacturers or are segments or divisions of large diversified companies with substantial financial resources. Factors that affect the competitive environment include price, quality and customer service. Strong competition may result in a loss of market share that in turn may result in decreased revenues and profit margins.

DEPENDENCE ON KEY MANAGEMENT

      Orbitform's success has been highly dependent on the abilities and experience of its President, Mike Shirkey. Additionally, Mr. Shirkey has agreed to accept an expanded role as President of the Engineered Products Group for Industrial Holdings, Inc. If we lose the services of Mr. Shirkey, or if his expanded duties reduce his ability to influence the operations of Orbitform, it could have a material adverse effect on its business and results of operations.

SHAREHOLDER DILUTION

      If Orbitform's financial performance and its positive impact on the financial performance of our Engineered Products Group does not meet expectations, then our existing shareholders may experience significant dilution as a result of the issuance of the Acquisition Securities.

LEGAL PROCEEDINGS

      From time to time, Orbitform is involved in various claims and litigation arising in the ordinary course of business. While there are uncertainties inherent in the ultimate outcome of such matters and it is impossible to currently determine the ultimate costs that may be incurred, management believes the resolution of such uncertainties and the incurrence of such costs should not have a material adverse effect on Orbitform's consolidated financial condition or results of operations.

MANAGEMENT

      PHILIP P. SPONSLER, 41, joined Orbitform in 2000 as General Manager. From 1998 until joining Orbitform, Mr. Sponsler was Plant Manager for Albion Industries, Inc.'s Michigan plant, where he was responsible for all facets of manufacturing, purchasing and quality. Prior to his employment at Albion, he was General Manager of the US Automotive Connectors organization of Aeroquip Corporation.

PRICE PAID FOR THE ACQUISITION

      We have valued the Acquisition Warrants at $63,000, using a variation of the Black-Scholes Option Pricing Model. When added to the Acquisition Notes and the $835,425 of debt forgiveness, the total purchase price for the Acquisition is about $7.8 million. The purchase price represents about a 6.6 multiple of a 51% share of 1999 adjusted EBITDA.

ACCOUNTING TREATMENT

      We will treat the Acquisition as a purchase, which means we will reflect Orbitform's assets and liabilities on our books based on their estimated fair value when we acquire them.

OUR REASONS FOR THE ACQUISITION

      We propose acquiring the Orbitform Partnership Interests because the Board believes that its control of Orbitform and its business will provide the Company with greater opportunities to develop and enhance markets for our engineered fasteners and engineered fastener-setting machines, resulting in a larger customer base and greater profile (including greater brand recognition) in the engineered fasteners market. More specifically, we believe that customers served by the Engineered Products Group prefer to deal with a supplier that can provide an integrated systems solution with a high degree of engineering and manufacturing competence on whom they can depend. That is, we believe that end product manufacturers prefer to concentrate on a limited number of expert component suppliers. Our acquisition of the Orbitform Partnership Interests will address this customer preference while at the same time strengthening our position in these markets. In addition, the Acquisition will provide us the full benefit of Orbitform's cash flow (adjusted EBITDA of about $2.3 million in 1999) and borrowing base collateral of about $2.8 million (based on accounts receivable of about $1.9 million and inventory of about $2.7 million as of May 31, 2000). Additionally, we believe that Orbitform's cash flow and increased borrowing base will put us in a substantially better position to refinance our outstanding debt with our Senior Lenders before it comes due on January 31, 2001.

OTHER TRANSACTIONS WITH SJMB AND SJCP

      In 1999, we entered into the transaction with SJMB and SJCP described in this proxy statement under "Other Information - Certain Transactions." In June 2000, SJMB agreed, under the terms of a Limited Guaranty Agreement with our Senior Lenders (the "Guaranty"), to guarantee up to $2.0 million of any amount the Senior Lenders advance to us in excess of our borrowing base under our amended credit agreement. As a condition of providing the Guaranty, we entered into a Reimbursement Agreement with SJMB that governs the terms and conditions of our repayment to SJMB of all amounts that SJMB pays to our Senior Lenders under the Guaranty ("Guaranty Payments") and under the Credit Support Agreement discussed below.

      Under the Reimbursement Agreement and in consideration for the Guaranty, we issued warrants to SJMB to purchase 400,000 shares of our Common Stock at a price of $1.25 per share, subject to reduction to the lower price if we issue or sell any shares or securities convertible into shares of our common stock at less than $1.25 per share, except for certain issuances under employee stock option plans or agreements that currently exist and in connection with future acquisitions. In addition, we agreed to issue subordinated notes to SJMB for all Guaranty Payments and all Credit Support Payments. All such notes and all accrued interest thereon at 11% will be due on January 31, 2002. The events of default are substantially the same as the events of default under the Acquisition Notes, and the debt obligations are cross-defaulted. Likewise, such notes and all accrued and unpaid interest thereon are convertible at any time into shares of our Common Stock at a conversion price of $1.25 per share, subject to reduction under the price anti-dilution provision discussed above. We also agreed to issue to SJMB warrants to purchase a number of shares of our common stock equal to the amount of the Guaranty Payments multiplied by 0.25, so that if SJMB makes the full $2.0 million Guaranty Payment, we will issue 500,000 warrants to acquire shares of our Common Stock, at a price of $1.25 per share, subject to the same price anti-dilution adjustment described above. Those warrants will be exercisable at any time for five years after their issuance and will contain one demand registration right and unlimited piggyback registration rights as to all shares underlying the warrants.

SELECTED HISTORICAL FINANCIAL INFORMATION OF IHI

      We derived the following selected historical financial information for each of the five years in the period ended December 31, 1999 and for each of the three month periods ended March 31, 2000 and 1999 from our consolidated financial statements. Our consolidated financial statements give retroactive effect to our acquisitions of Whir Acquisition, Inc., GHX, Incorporated, Moores Pump and Supply, Inc., United Wellhead Services, Inc. and Blastco under the "pooling-of-interests" method of accounting.

      In our management's opinion, the financial statements for the three-month periods ended March 31 include all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and financial position for such periods. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for the full year or any future period. The following information should be read in conjunction with our consolidated financial statements and notes thereto included in our annual report on Form 10-K for the year ended December 31, 1999 and in our Form 10-Q for the three month period ended March 31, 2000, each of which is included in the materials mailed to our shareholders with this proxy statement.

                                                   FOR THE
                                                 THREE MONTHS
                                                ENDED MARCH 31,
                                                 (HISTORICAL)                          YEARS ENDED DECEMBER 31,(1)
                                                 (UNAUDITED)                                  (HISTORICAL)
                                          -----------------------    --------------------------------------------------------------
                                            2000          1999        1999(2)       1998(3)      1997(4)      1996(5)      1995(6)
                                          ---------     ---------    ---------     ---------    ---------    ---------    ---------
                                                                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Sales ..................................  $  53,566     $  72,325    $ 242,170     $ 218,208    $ 151,228    $  99,405    $  75,186
Cost of sales ..........................     43,182        57,458      202,235       168,369      111,387       75,822       57,540
                                          ---------     ---------    ---------     ---------    ---------    ---------    ---------

Gross profit ...........................     10,384        14,867       39,935        49,839       39,841       23,583       17,646
Selling, general
    and administrative .................     12,759        10,494       53,479        38,311       28,837       19,264       15,441
                                          ---------     ---------    ---------     ---------    ---------    ---------    ---------

Operating income (loss) ................     (2,375)        4,373      (13,544)       11,528       11,004        4,319        2,205

Income (loss) before income taxes ......     (5,467)        3,545      (26,309)       10,233        8,680        2,730          739
Income tax expense (benefit) ...........       --           1,412       (7,276)        4,099        3,477        1,025           74
                                          ---------     ---------    ---------     ---------    ---------    ---------    ---------

Net income (loss) ......................     (5,467)        2,133      (19,033)        6,134        5,203        1,705          665
Distributions to shareholders ..........       --            --           --              34          130           77           68
                                          ---------     ---------    ---------     ---------    ---------    ---------    ---------

Net income (loss) available to common
 shareholders ..........................  $  (5,467)    $   2,133    $ (19,033)    $   6,100    $   5,073    $   1,628    $     597
                                          =========     =========    =========     =========    =========    =========    =========

Basic earnings (loss) per share ........  $   (0.36)    $     .14    $   (1.27)    $     .44    $     .44    $     .18    $     .07
Diluted earnings (loss) per share ......  $   (0.36)    $     .14    $   (1.27)    $     .42    $     .41    $     .17    $     .07
Weighted average number of common shares
outstanding -
    Basic ..............................     15,111        14,758       14,956        14,000       11,489        9,060        8,412
Weighted average number of common shares
 outstanding -
    Dilutive ...........................     15,111        15,393       14,956        14,726       12,403        9,710        8,510

                           AS OF MARCH 31,
                            (HISTORICAL)                          AS OF DECEMBER 31,
                            (UNAUDITED)                             (HISTORICAL)
                            -----------    --------------------------------------------------------------
                               2000          1999          1998         1997         1996         1995
                             ---------     ---------     ---------    ---------    ---------    ---------
BALANCE SHEET:
Working capital .........    $ (41,903)    $ (36,079)    $  10,166    $   7,768    $   6,036    $   4,676
Total assets ............      181,930       189,243       203,669       95,461       62,907       42,516
Long-term obligations (7)        8,821         9,903        30,334       13,510        9,461        7,426
Total liabilities .......      137,488       139,639       137,756       58,137       40,439       29,501
Shareholders' equity ....       44,442        49,604        65,913       37,324       22,468       13,015

--------------------------

(1) Our combinations with GHX, Moores Pump, Ameritech, and United Wellhead in March through July 1998 and Blastco in 1999 and the combination of Blastco and Valve Repair and Supply Company, Inc. in 1997 were accounted for as poolings-of-interest. The selected historical financial information has been prepared as if these companies had been combined for all periods presented.

(2) We sold Rogers Equipment in October 1999.

(3) We acquired RJ Machine in January 1998, Philform in February 1998, Beaird in July 1998, and Ideal Products and A & B Bolt in August 1998. The results of their operations have been included from the dates of acquisition.

(4) We acquired Lone Star in February 1997, Manifold Valve Services in March 1997, Rogers Equipment in August 1997, and Walker Bolt in November 1997. Their results of operations have been included from the dates of acquisition.

(5) We acquired American Rivet in November 1996 and the results of its operations have been included from the date of acquisition.

(6) We acquired Landreth Engineering's Connecticut manufacturing facility in December 1995 and the results of its operations have been included from the date of acquisition.

(7) Excludes current portion of long-term obligations, other long-term liabilities and deferred income taxes.

SELECTED HISTORICAL FINANCIAL INFORMATION OF ORBITFORM

      We derived the following selected historical financial information for each of the two years in the period ended December 31, 1999 and for each of the three month periods ended March 31, 2000 and 1999 from Orbitform's consolidated financial statements.

      In Orbitform's management's opinion, the financial statements for the three-month periods ended March 31 include all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and financial position for such periods. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results to be expected for the full year or any future period. The following data should be read in conjunction with Orbitform's consolidated financial statements and notes thereto included in this proxy statement as "ANNEX B."

                                        FOR THE
                                      THREE MONTHS
                                     ENDED MARCH 31,           YEARS ENDED
                                      (HISTORICAL)             DECEMBER 31,
                                       (UNAUDITED)             (HISTORICAL)
                                   --------------------    ---------------------
                                     2000        1999        1999        1998(1)
                                   --------    --------    --------     --------
                                                  (IN THOUSANDS)
OPERATING DATA:
Sales .........................    $  3,537    $  2,344    $ 12,023     $ 10,915
Cost of sales .................       2,426       1,529       7,984        7,454
                                   --------    --------    --------     --------
Gross profit ..................       1,111         815       4,039        3,461
Selling, general
    and administrative (2) ....         881         455       3,505        1,524
                                   --------    --------    --------     --------
Operating income ..............         230         360         534        1,937
Income before income taxes ....         197         324         328        1,716
Income tax expense (benefit) ..           1           3          (7)          12
                                   --------    --------    --------     --------
Net income ....................    $    196    $    321    $    335     $  1,704
                                   ========    ========    ========     ========


                                       AS OF MARCH 31,
                                        (HISTORICAL)        AS OF DECEMBER 31,
                                         (UNAUDITED)           (HISTORICAL)
                                         -----------      ----------------------
                                            2000           1999           1998
                                           -------        -------        -------
BALANCE SHEET DATA:

Working capital ...................        $ 1,011        $   736        $ 1,511
Total assets ......................         11,689         12,009         11,325
Long-term obligations .............            323            340            411
Total liabilities .................          4,827          5,343          3,995
Partners' capital .................          6,862          6,666          7,330

(1) The period ended December 31, 1998 represents less than a full year as Orbitform commenced initial operations as of February 9, 1998.

(2) Included in selling, general and administrative expenses are management fees paid to IHI of $188,000 and $1.4 million for the three months ended March 31, 2000 and for the year ended December 31, 1999, respectively. There were no management fees paid to IHI for the three months ended March 31, 1999 or the year ended December 31, 1998.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      THREE MONTHS ENDED MARCH 31, 2000 COMPARED WITH THREE MONTHS ENDED MARCH 31, 1999

      SALES. Sales increased $1,193,000 or 51% for the three months ended March 31, 2000 compared to the same period in 1999. This increase in sales is primarily attributable to greater sales of custom machines rather than standard machines. Custom machines typically have higher unit selling prices but lower gross margin than standard machines.

      COST OF SALES. Cost of sales increased $897,000 or 59% for the three months ended March 31, 2000 compared to the same period in 1999, while cost of sales as a percentage of sales was 69% in 2000 compared to 65% in 1999. Although, much of the increase in cost of sales is attributable to the related increase in sales, the increase in cost of sales as a percentage of sales is attributable to an increase in materials cost as a percentage of sales in the 2000 period coupled with a $146,000 increase in indirect labor, benefits and other payroll related costs. Materials costs increased as a result of a change in the product mix as more custom machines were sold in the first quarter of 2000 compared to the first quarter of 1999. Indirect labor increased as a result of engineering support services, which in the prior year was classified as direct labor.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $426,000 or 94% for the three months ended March 31, 2000 compared to the same period in 1999. This increase is primarily attributable to the inclusion of management fees of $188,000 in 2000, charged by us, combined with no such management fees having been charged in the comparable 1999 period. If these management fees are excluded, selling, general and administrative expenses increased $238,000, or 52%. This increase is primarily attributable to the increase in sales.

      OTHER INCOME, NET AND INCOME TAXES. There was no significant change in other income or income taxes between the two periods.

      NET INCOME. Net income was $196,000 for the three months ended March 31, 2000 compared to $321,000 for the three months ended March 31, 1999 as a result of the foregoing factors. This decrease in net income was primarily a result of the management fees of $188,000 charged by us in 2000 and the 4% increase in cost of sales as a percentage of sales, which was partially offset by the 10% increase in sales.

      YEAR ENDED DECEMBER 31, 1999 COMPARED WITH YEAR ENDED DECEMBER 31, 1998

      SALES. Sales increased $1,108,000 or 10% for the year ended December 31, 1999 compared to the same period in 1998. Orbitform was acquired in February 1998 and therefore 1998 included only 11 months of operations. This increase in sales is primarily attributable to the additional month of operations in 1999.

      COST OF SALES. Cost of sales increased $530,000 or 7% for the year ended December 31, 1999 compared to the same period in 1998, while cost of sales as a percentage of sales was 66% in 1999 compared to 68% in 1998. Although much of the increase in cost of sales is attributable to the related increase in sales, the decrease in cost of sales as a percentage of sales is attributable to lower materials cost and direct labor costs as a percentage of sales in 1999. Materials costs and direct labor decreased as a result of a favorable product mix in 1999. Sales in 1999 included more standard machines and fewer custom machines than 1998. Standard machines typically have a lower unit selling price but higher gross margin than custom machines.

      SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1,981,000 or 130% for year ended December 31, 1999 compared to the same period in 1998. This increase is primarily attributable to the inclusion of management fees of $1,400,000 in 1999, charged by us, combined with no such management fees having been charged in 1998. If these management fees are excluded, selling, general and administrative expenses increased $581,000 or 38%. This increase is primarily attributable to a $340,000 increase in administrative and sales salaries coupled with an increase in commissions as a percentage of sales. Administrative and sales salaries increased because of the addition of one salesman in 1999 and increased bonuses to administrative personnel. Commissions as a percentage of sales increased because of changes in the mix of sales between "house" accounts with no commissions and sales made through commission-based sales representatives.

      OTHER INCOME, NET AND INCOME TAXES. There was no significant change in other income or income taxes between the two periods.

      NET INCOME. Net income was $335,000 for the year ended December 31, 1999 compared to $1,704,000 for the year ended December 31, 1998 as a result of the foregoing factors. This decrease in net income was primarily a result of the management fees of $1,400,000 charged by us in 1999 and the 7% increase in cost of sales as a percentage of sales, which was partially offset by the 10% increase in sales.

      LIQUIDITY AND CAPITAL RESOURCES

      At March 31, 2000, Orbitform had partners' capital accounts of $6,862,000 and working capital of $1,011,000. At March 31, 2000, Orbitform had $200,000 outstanding under its bank line of credit, $397,000 in term notes entered into for equipment purchases and a $2,904,000 demand note payable to us. At May 30, 2000, Orbitform had $200,000 outstanding under its bank line of credit, $385,000 in term notes entered into for equipment purchases and a $2,432,000 demand note payable to us. Historically, Orbitform's principal liquidity requirements and uses for cash have been for debt service, capital expenditures and working capital financing. The principal sources for liquidity have been cash flow from operations.

      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES. For the three months ended March 31, 2000 and the year ended December 31, 1999, net cash provided by operating activities was $293,000 and $1,693,000, respectively, compared to the three months ended March 31, 1999, which provided net cash of $488,000 and the year ended December 31, 1998, which used net cash of $1,354,000. Cash was provided for the three months ended March 31, 2000 and the year ended 1999 primarily as a result of net income coupled with non-cash depreciation and amortization expenses. The quarter ended March 31, 2000 also included $128,000 in customer deposits. The comparable quarter in 1999 included a $101,000 reduction in customer deposits, which reduced the cash provided by operating activities for that period. The year ended December 31, 1998 used cash in operating activities as working capital increased through the first year of operation of the partnership, OF Acquisition, L.P.

      NET CASH USED IN INVESTING ACTIVITIES. For the three months ended March 31, 2000 and the year ended December 31, 1999, net cash used by investing activities was $5,000 and $423,000, respectively, compared to the three months ended March 31, 1999 and the year ended December 31, 1998, which used cash of $43,000 and $6,541,000, respectively. Investing activity consisted of equipment purchases except for the year ended December 31, 1998, which also includes activity in connection with the formation of the partnership.

      NET CASH USED IN (PROVIDED BY) FINANCING ACTIVITIES. For the three months ended March 31, 2000 and the year ended December 31, 1999, net cash used in financing activities was $304,000 and $272,000, respectively, compared to the three months ended March 31, 1999, which used net cash of $718,000 and the year ended December 31, 1999, which provided net cash of $8,703,000. Sources of cash from financing activities are from borrowings under the bank line of credit. Uses of cash are repayment of term debt, outstanding balances under the credit line, repayment of the note payable to us, and partner distributions. The year ended December 31, 1998 also includes activity in connection with the formation of the partnership.

SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

      The following selected pro forma financial information is derived from our unaudited pro forma combined condensed financial statements included in this proxy statement as "ANNEX A." The table presented below should be read in conjunction with those statements and the related notes thereto.

      We are providing this information to aid you in your analysis of the financial aspects of the acquisition of the general partnership interest and the 51% of limited partnership interests of OF Acquisition, L.P. ("Orbitform") that we do not already own (the "Acquisition"). Additionally, effective April 1, 2000, we sold our subsidiary, Blastco Services Company ("Blastco" or the "Disposition"). The unaudited pro forma combined condensed financial information gives effect to the Acquisition and the Disposition as if they had occurred on January 1, 1999 for purposes of the Operating Data and March 31, 2000 for purposes of the Balance Sheet Data.

      We are providing this information for illustrative purposes only. It does not necessarily reflect what the results of operations or financial position of the combined company would have been if the Acquisition and Disposition had actually occurred on the indicated dates. This information also does not necessarily indicate what the combined company's future operating results or consolidated financial position will be.

                                                          PRO FORMA
                                                -------------------------------
                                                 THREE MONTHS     YEAR ENDED
                                                ENDED MARCH 31,   DECEMBER 31,
                                                    2000              1999
                                                (PRO FORMA AS    (PRO FORMA AS
                                                 ADJUSTED)(1)     ADJUSTED)(1)
                                                --------------    -------------
                                                         (IN THOUSANDS)

OPERATING DATA:
Sales ......................................        $  53,654         $ 242,085
Cost of sales ..............................           42,072           201,555
                                                    ---------         ---------

Gross profit ...............................           11,582            40,530
Selling, general
    and administrative .....................           12,750            51,908
                                                    ---------         ---------

Operating income (loss) ....................           (1,168)          (11,378)

Income (loss) before income taxes ..........           (4,158)          (20,693)
Income tax provision (benefit) .............                1            (7,282)
                                                    ---------         ---------


Net income (loss) ..........................        $  (4,159)        $ (13,411)
                                                    =========         =========

Basic earnings (loss) per share ............        $   (0.31)        $   (1.00)
Diluted earnings (loss) per share ..........        $   (0.31)        $   (1.00)
Weighted average number of common
   shares outstanding - basic ..............           13,525            13,370
Weighted average number of common
    shares outstanding - dilutive ..........           13,525            13,370

                               PRO FORMA
                           -----------------
                                 AS OF
                               MARCH 31,
                                  2000
                             (PRO FORMA AS
                               ADJUSTED)
                           -----------------
                            (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital .........    $ (40,679)
Total assets ............      177,820
Long-term obligations (1)       12,585
Total liabilities .......      134,105
Shareholders' equity ....       43,715

--------------------------

(1) Excludes current portion of long-term obligations, other long-term liabilities and deferred income taxes.

THE CREDIT SUPPORT AGREEMENT

o     SUMMARY OF TERMS.

   - SJMB and SJCP have agreed, under the terms of the Credit Support Agreement, to advance up to $1.5 million of funds to cure future financial covenant defaults under our amended credit agreement with our Senior Lenders. Under the Reimbursement Agreement described above, which also applies to all funds that SJMB and SJCP advance to us under the Credit Support Agreement, we will issue to them the Credit Support Note and Credit Support Warrants on the same terms described above in "Other Transactions with SJMB."

o     OUR REASONS FOR THE CREDIT SUPPORT AGREEMENT.

   - In the past few fiscal quarters, we have been in default under our credit agreement with our Senior Lenders due, among other reasons, to our failure to comply with financial covenants. We recently revised our financial covenants in our amended credit agreement to covenants with which management believes we can comply. But in recognition that we may again fail one or more financial covenants and therefore default under our amended credit agreement, our Senior Lenders and our Board desired to have a mechanism available to cure such defaults. Under the Credit Support Agreement, SJMB and SJCP may elect, at their sole option, to make Credit Support Payments. Because SJMB and SJCP will only be called on to make Credit Support Payments if we are facing a potential financial covenant default under our amended credit agreement, and because SJMB has already agreed to make the Guaranty Payments, the Board recognized that incentivizing SJMB and SJCP to make Credit Support Payments would mean further dilution to existing shareholders.

SJMB'S MAXIMUM POTENTIAL STOCK OWNERSHIP

      After SJMB fully converts Acquisition Note A and accrued interest thereon to maturity, and fully exercises the Acquisition Warrants, SJMB and its affiliated entities would own 5,160,130 shares, or 29.8%, of the 17,319,832 then outstanding shares of Common Stock.

      Although we do not consider this to be likely, if SJMB was required to fund the entire $1.5 million under the Credit Support Agreement, then converted that $1.5 million Credit Support Note, plus accrued interest thereon to maturity, into shares of our Common Stock and exercised the Credit Support Warrants issued to SJMB upon funding, then SJMB and its affiliates would own 6,867,130 shares, or about 36.1%, of the 19,026,832 then outstanding shares of Common Stock.

      Although we do not consider this to be likely, if SJMB and SJCP are required by our Senior Lenders to fully fund the Guaranty that is in place for the benefit of our Senior Lenders, then SJMB and SJCP would receive up to an additional 1,776,000 shares of our Common Stock, including accrued interest thereon to maturity, and 500,000 warrants to acquire shares of our Common Stock. If (i) SJMB exercises the other 1,257,994 warrants it already owns to purchase our Common Stock, and (ii) SJMB and SJCP received the shares and exercised the warrants described above relating to the funding of the Guaranty, then SJMB and its affiliates would own a total of 10,401,124 shares, or about 46.1%, of the 22,560,826 then outstanding shares of Common Stock.

      Although we plan to make every reasonable effort to prepay Acquisition Note B to SJMB in cash within one year of its issuance, together with accrued interest thereon, if we do not to prepay Acquisition Note B, which SJMB then converted into shares of our Common Stock, then SJMB and its affiliates would possibly own as much as a total of 12,461,237 shares (SJMB's and its affiliates "maximum potential stock ownership"), or about 50.6%, of the 24,620,939 then outstanding shares of Common Stock. In the foregoing hypothetical conversion and exercises, we assumed there were no other issuances or redemptions of our 13,524,832 currently outstanding shares.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION AND THE CREDIT SUPPORT AGREEMENT

      In evaluating the Acquisition and the Credit Support Agreement, you should realize that two of our seven directors may have interests that are different from, or in addition to, your interests as shareholders. Specifically, John L. Thompson is a director and President of SJMB, L.L.C., the general partner of SJMB, and Charles E. Underbrink is the Chief Executive Officer and Chairman of the Board of SJMB, L.L.C. Since they have conflicts of interest in their positions as members of the Company's board and as officers and directors of SJMB, L.L.C., only our directors other than Messrs. Thompson and Underbrink have voted to approve the Acquisition. All references to the "Board" in "Proposal 2 - Approval of the Issuance of the Acquisition Securities and the Credit Support Securities" contained in this proxy statement mean IHI's board members other than Messrs. Thompson and Underbrink.

REGULATORY APPROVALS

      Other than our obligation to notify Nasdaq that we will issue securities that are convertible into more than 10% of our currently outstanding shares, we are not aware of any other required regulatory approvals for the Acquisition.

RECORD DATE

      You may vote at the Annual Meeting if you owned shares of Common Stock at the close of business on June 23, 2000.

VOTE REQUIRED TO APPROVE THE ISSUANCE OF THE ACQUISITION SECURITIES AND THE CREDIT SUPPORT SECURITIES

      The approval of the issuance of the Acquisition Securities and the Credit Support Securities would usually require the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Since the Acquisition Securities and the Credit Support Securities, if and when converted and exercised, may result in SJMB and its affiliates effectively controlling us, the Board of Directors is requiring that Proposal 2 receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote, in addition to the 1,365,130 shares that SJMB and its affiliated entities currently own. Therefore while SJMB and its affiliated entities' votes on Proposal 2 will be counted, Proposal 2 must receive, in addition to those votes, a majority of our other shares that are present in person or by proxy at the meeting and entitled to vote. Abstentions and broker non-votes have the effect of negative votes. Shareholders must vote "For" or "Against" or "Abstain" with respect to the issuance of all of the Acquisition Securities and the Credit Support Securities.

OUR RECOMMENDATION TO SHAREHOLDERS

      In approving the Acquisition and the Credit Support Agreement, the Board considered various factors, including but not limited to:

o whether we would be acquiring the Orbitform Partnership Interests at a fair price and whether the terms of the Acquisition are fair and reasonable. At about a 6.6 multiple of a 51% share of 1999 EBITDA, adjusted for our management fee, the Board believes the price we would pay for the Orbitform Partnership Interests is fair;

o Orbitform's strong business, current financial condition and results of operations, including its healthy cash flow, and its positive impact on our borrowing base;

o     Orbitform's strategic fit with IHI's Engineered Products Group;

o our belief that we know Orbitform's business and industry and are already effectively managing and operating Orbitform, and the resulting compatibility of operations and management cultures, particularly Orbitform's strong emphasis on employee and customer relations;

o the management skills and talent of the President of Orbitform that will be utilized to manage the entire Engineered Products Group;

o SJMB's willingness to accept our notes with subordinated lien positions and an 18-month balloon maturity as part of the purchase price for the Orbitform Partnership Interests;

o the potential that the issuance of the Acquisition Securities and the Credit Support Securities may result in SJMB and its affiliates effectively controlling us;

o the potential that the granting of a subordinated lien position to SJMB of certain of our assets may impair our ability to obtain additional subordinated debt in the near future;

o the increased probability that we will be able to refinance our indebtedness with our Senior Lenders with the addition of Orbitform's assets and cash flow; and

o all of the possible adverse consequences that may occur if we don't acquire the Orbitform Partnership Interests as described under "The Acquisition."

      In determining that the Acquisition was advisable and in the best interests of IHI's shareholders, the Board considered the factors above as a whole and did not assign specific or relative weights to those factors. Individual directors may have given different weights to different factors. Moreover, this discussion of reasons for the Acquisition is not intended to be exhaustive.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE OF THE ACQUISITION SECURITIES AND THE CREDIT SUPPORT SECURITIES AND THE SHARES OF COMMON STOCK ISSUABLE ON THE FULL CONVERSION OF THE ACQUISITION NOTES AND THE CREDIT SUPPORT NOTE AND THE FULL EXERCISE OF THE ACQUISITION WARRANTS AND THE CREDIT SUPPORT WARRANTS.

                              COST OF SOLICITATION

      We will bear the costs of the solicitation of our proxies in connection with the Annual Meeting. In addition to the use of mail, proxies may be solicited by our directors, officers and regular employees, in person or by telephone or other means of communication. Our directors, officers and employees will not be compensated additionally for such solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. We are also making arrangements with brokerage houses and other custodians, nominees and fiduciaries for the delivery of solicitation material to the beneficial owners of Common Stock and we will reimburse those brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with such services.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

      Deloitte & Touche LLP served as our independent auditors for the fiscal year ended December 31, 1999 and has been selected to serve as our independent auditors for the 2000 calendar year. No representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting.

                              SHAREHOLDER PROPOSALS

      We must receive proposals by shareholders intended to be presented at the 2001 Annual Meeting of Shareholders at 7135 Ardmore, Houston, Texas 77054,
Attention: Barbara S. Shuler, for inclusion in our proxy statement and form of proxy relating to that meeting no later than [March 16], 2001.

      A shareholder who wishes to make a proposal at the 2001 Annual Meeting of Shareholders without complying with the requirements of Rule 14a-8 (and therefore without including the proposal in the Company's proxy materials) must notify us of that proposal by [May 30], 2001. If a shareholder fails to timely give notice, then the persons named as proxies in the proxy cards solicited by our Board of Directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion or as directed by our management.

                                  OTHER MATTERS

      Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment on such other matters.

                     ANNUAL REPORT AND FINANCIAL INFORMATION

      A copy of our 1999 Annual Report to Shareholders, which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 1999, and a copy of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, accompanies this proxy statement. This proxy statement incorporates by reference the information in such Annual Report and Form 10-Q.

      The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" information in this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in, or incorporated by reference in, this proxy statement. This proxy statement incorporates by reference the documents set forth above that were previously filed with the SEC. These documents contain important information about our company and its finances.

      Documents that we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Annual Meeting will be deemed incorporated by reference in this proxy statement from the dates these documents are filed. All information appearing in this proxy statement is qualified in its entirety by the information and financial statements (including notes) that appear in the documents incorporated by reference in this proxy statement. We will furnish to any shareholder without charge, a copy of those documents on written request to Deborah Bonefas, Industrial Holdings, Inc., 7135 Ardmore, Houston, Texas 77054. We will also provide a copy of any exhibits to those documents on their written request and payment of a nominal fee.

      Nothing contained in the Annual Report is to be regarded as proxy soliciting material or as a communication by means of which a solicitation of proxies is to be made.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    CHRISTINE A. SMITH
                                    Chief Financial Officer and
                                    Executive Vice President

July [14], 2000

                                     ANNEX A

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

      Effective April 1, 2000, we sold Blastco Services Company ("Blastco"), our subsidiary engaged in refinery demolition, to two of its former shareholders. In this transaction, we received $2 million in cash, $0.8 million in notes receivable and 1.5 million shares of our common stock that the purchasers had received in the original acquisition of Blastco on January 1, 1999. Additionally, we retained inventory and equipment with a book value of $0.3 million. This transaction is referred to as the Disposition in the accompanying unaudited pro forma combined condensed financial statements.

      In June 2000, we entered into an agreement with St. James to acquire the general partnership interest and the 51% of limited partnership interests of OF Acquisition, L.P. ("Orbitform") that we do not already own. This transaction is referred to as the Acquisition in the accompanying unaudited pro forma combined condensed financial statements.

      The unaudited pro forma combined condensed statement of operations gives effect to the Acquisition and the Disposition as if they had occurred on January 1, 1999. The unaudited pro forma combined condensed balance sheet gives effect to the Acquisition and the Disposition as if they had occurred on March 31, 2000. The unaudited pro forma combined condensed financial statements have been prepared from: (i) the audited historical consolidated financial statements of Industrial Holdings, Inc. ("IHI") as reported in its annual report on Form 10-K for the year ended December 31, 1999 and the unaudited historical financial statements of IHI as reported in its quarterly report on Form 10-Q for the three months ended March 31, 2000; and (ii) the audited historical financial statements of Orbitform for the year ended December 31, 1999 and the unaudited historical financial statements of Orbitform for the three months ended March 31, 2000.

      We based the pro forma adjustments that give effect to the events described above on currently available information and upon certain assumptions that we believe are reasonable. We have accounted for the Acquisition using the purchase method and the resulting assets acquired and liabilities assumed are recorded at their estimated fair market values at the date of acquisition. The adjustments included in the unaudited pro forma combined condensed financial statements reflect our preliminary assumptions and estimates based on available information. We cannot assure you that the actual adjustments will not vary from the estimated adjustments reflected in the unaudited pro forma combined condensed financial statements.

      The unaudited pro forma combined condensed financial statements may not be indicative of the results of operations that would have occurred or that may be obtained in the future if the transactions described above had occurred as presented in such financial statements. In addition, our future results may vary form the results reflected in these statements because of general economic conditions, fluctuations in oil and gas prices, labor costs, competition and other factors, many of which are beyond our control.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                             AS OF MARCH 31, 2000

                                                        PRO FORMA
                                           IHI         DISPOSITION
                                        HISTORICAL     ADJUSTMENTS         PRO FORMA
                                       -------------  -------------      -------------
                      ASSETS
Current assets:
Cash and cash equivalents ............ $   1,167,807   $                 $   1,167,807
Accounts receivable - trade, net .....    32,794,283     (1,085,382)(e)     31,708,901
Cost and estimated earnings in
   excess of billings ................     4,161,587     (1,646,278)(e)      2,515,309
Inventories ..........................    39,558,092     (3,545,983)(e)     36,012,109
Employee advances ....................        59,397                            59,397
Notes receivable, current portion ....     4,122,379        300,000(e)       4,422,379



Other current assets .................     2,233,959       (651,306)(e)      1,582,653
                                       -------------  -------------      -------------
      Total current assets ...........    84,097,504     (6,628,949)        77,468,555

Property and equipment, net ..........    63,666,447     (6,096,722)(e)     57,569,725

Notes receivable, less current portion       324,651                           324,651
Investment in unconsolidated
   affiliates ........................       532,321      1,041,758 (e)      1,574,079
Other assets .........................     7,534,158        (10,000)(e)      7,524,158
Goodwill and other intangible
   assets, net .......................    25,774,970       (213,207)(e)     25,561,763

                                       -------------  -------------      -------------
Total assets ......................... $ 181,930,051  $ (11,907,120)     $ 170,022,931
                                       =============  =============      =============
                                                          PRO FORMA
                                         ORBITFORM       ACQUISITION           PRO FORMA
                                         HISTORICAL      ADJUSTMENTS           COMBINED
                                        -------------   -------------        -------------

Cash and cash equivalents ............  $     861,041   $    (861,041)(d)    $   1,167,807
Accounts receivable - trade, net .....      1,885,945                           33,594,846
Cost and estimated earnings in
   excess of billings ................                                           2,515,309
Inventories ..........................      2,701,456                           38,713,565
Employee advances ....................                                              59,397
Notes receivable, current portion ....                                             460,071
                                                             (835,425)(c)
                                                           (2,903,940)(a)
                                                             (222,943)(a)
Other current assets .................         67,158                            1,649,811
                                        -------------   -------------        -------------
      Total current assets ...........      5,515,600      (4,823,349)          78,160,806

Property and equipment, net ..........      1,488,929        (446,234)(c)       58,612,420

Notes receivable, less current portion           --              --                324,651
Investment in unconsolidated
   affiliates ........................           --        (1,574,079)(b)
Other assets .........................           --              --              7,524,158
Goodwill and other intangible
   assets, net .......................      4,684,792       2,951,180(c)        33,197,735

                                        -------------   -------------        -------------
Total assets .........................  $  11,689,321   $  (3,892,482)       $ 177,819,770
                                        =============   =============        =============

                 See accompanying notes to unaudited pro forma
                    combined condensed financial statements.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 2000

                                                              PRO FORMA
                                           IHI               DISPOSITION
                                        HISTORICAL           ADJUSTMENTS           PRO FORMA
                                       -------------        -------------        -------------
              LIABILITIES AND
            SHAREHOLDERS' EQUITY
Current liabilities:
Notes payable .....................    $  43,188,560        $  (2,000,000)(e)    $  41,188,560

Note payable to IHI ...............
Accounts payable - trade ..........       25,887,929           (1,479,905)(e)       24,408,024
Billings in excess of costs
   and estimated earnings .........        1,067,935             (336,680)(e)          731,255
Accrued expenses ..................       12,371,759           (1,463,286)(e)       10,908,473
Current portion of long-term
   obligations ....................       43,483,963           (2,769,789)(e)       40,714,174
                                       -------------        -------------        -------------
      Total current liabilities ...      126,000,146           (8,049,660)         117,950,486

Long-term obligations, less
   current portion ................        8,821,360           (3,136,613)(e)        5,684,747
Convertible notes .................
Other long-term liabilities .......        2,360,972                                 2,360,972
Deferred income tax liability .....          305,741                                   305,741
                                       -------------        -------------        -------------
   Total liabilities ..............      137,488,219          (11,186,273)         126,301,946

Shareholders' equity
   Common stock ...................          151,110                                   151,110
   Additional paid-in capital .....       54,305,383                                54,305,383


   Retained earnings (deficit) ....       (9,334,903)           2,550,825 (e)       (6,784,078)

   Treasury stock .................                            (3,271,672)(e)       (3,271,672)
   Notes receivable from officers .         (679,758)                                 (679,758)
                                       -------------        -------------        -------------
      Total shareholders' equity ..       44,441,832             (720,847)          43,720,985
                                       -------------        -------------        -------------
Total liabilities and shareholders'
   equity .........................    $ 181,930,051        $ (11,907,120)       $ 170,022,931
                                       =============        =============        =============

                                                             PRO FORMA
                                        ORBITFORM           ACQUISITION          PRO FORMA
                                        HISTORICAL          ADJUSTMENTS           COMBINED
                                       -------------       -------------        -------------
              LIABILITIES AND
            SHAREHOLDERS' EQUITY
Current liabilities:
Notes payable .....................    $     200,000       $    (264,330)(d)    $  40,924,230
                                                                (200,000)(d)
Note payable to IHI ...............        2,903,940          (2,903,940)(a)
Accounts payable - trade ..........          897,319            (222,943)(a)       25,082,400
Billings in excess of costs
   and estimated earnings .........          244,116                                  975,371
Accrued expenses ..................          185,102              50,000(c)        11,143,575
Current portion of long-term
   obligations ....................           74,200             (74,200)(d)       40,714,174
                                       -------------       -------------        -------------
      Total current liabilities ...        4,504,677          (3,615,413)         118,839,750

Long-term obligations, less
   current portion ................          322,511            (322,511)(d)        5,684,747
Convertible notes .................                            6,900,000(c)         6,900,000
Other long-term liabilities .......                                                 2,360,972
Deferred income tax liability .....                               13,825(c)           319,566
                                       -------------       -------------        -------------
   Total liabilities ..............        4,827,188           2,975,901          134,105,035

Shareholders' equity
   Common stock ...................                                                   151,110
   Additional paid-in capital .....        4,626,000               63,750(c)       54,369,133
                                                                (450,000)(b)
                                                              (4,176,000)(c)
   Retained earnings (deficit) ....        2,236,133          (1,182,054)(c)       (6,854,078)
                                                              (1,124,079)(b)
   Treasury stock .................                                                (3,271,672)
   Notes receivable from officers .                                                  (679,758)
                                       -------------       -------------        -------------
      Total shareholders' equity ..        6,862,133          (6,868,383)          43,714,735
                                       -------------       -------------        -------------
Total liabilities and shareholders'
   equity .........................    $  11,689,321       $  (3,892,482)       $ 177,819,770
                                       =============       =============        =============

                 See accompanying notes to unaudited pro forma
                    combined condensed financial statements.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000

                                                           PRO FORMA
                                             IHI          DISPOSITION
                                          HISTORICAL      ADJUSTMENTS          PRO FORMA
                                         ------------     ------------        ------------
Sales ...............................    $ 53,566,249     $ (3,449,852)(f)    $ 50,116,397
Cost of sales .......................      43,181,794       (3,364,581)(f)      39,817,213


                                         ------------     ------------        ------------
Gross profit ........................      10,384,455          (85,271)         10,299,184
Selling, general and administrative
   expenses .........................      12,759,739         (805,035)(f)      11,954,704


                                         ------------     ------------        ------------
Income (loss) from operations .......      (2,375,284)         719,764          (1,655,520)

Earnings from equity invest-
   ments in unconsolidated affiliates          20,109                               20,109

Other income (expense):
Interest expense ....................      (3,093,693)         232,894(e)       (2,860,799)


Interest income .....................          66,152                               66,152
Other income (expense), net .........         (84,030)         371,912(f)          287,882

                                         ------------     ------------        ------------
      Total other income (expense) ..      (3,111,571)         604,806          (2,506,765)
                                         ------------     ------------        ------------
Income (loss) before income taxes ...      (5,466,746)       1,324,570          (4,142,176)
Income tax expense ..................
                                         ------------     ------------        ------------
Net income (loss) available to
   common shareholders ..............    $ (5,466,746)    $  1,324,570        $ (4,142,176)
                                         ============     ============        ============


Basic earnings (loss) per share .....    $      (0.36)                        $      (0.31)
Diluted earnings (loss) per share ...    $      (0.36)                        $      (0.31)
Weighted average number of
common shares outstanding-basic .....      15,111,097                           13,524,832
Weighted average number of
common shares outstanding-dilutive ..      15,111,097                           13,524,832

                                                               PRO FORMA
                                           ORBITFORM          ACQUISITION          PRO FORMA
                                           HISTORICAL         ADJUSTMENTS           COMBINED
                                          ------------        ------------        ------------
Sales ...............................     $  3,537,687        $                   $ 53,654,084
Cost of sales .......................        2,426,459             (65,676)(b)      42,071,684
                                                                   (84,000)(a)
                                                                   (22,312)(c)
                                          ------------        ------------        ------------
Gross profit ........................        1,111,228             171,988          11,582,400
Selling, general and administrative
   expenses .........................          880,852              65,676 (b)      12,750,122
                                                                    36,890 (d)
                                                                  (188,000)(a)
                                          ------------        ------------        ------------
Income (loss) from operations .......          230,376             257,422          (1,167,722)

Earnings from equity invest-
   ments in unconsolidated affiliates                              (20,109)(a)

Other income (expense):
Interest expense ....................          (43,112)             31,956 (a)      (3,050,549)
                                                                    11,156 (e)
                                                                  (189,750)(e)
Interest income .....................            4,523             (31,956)(a)          38,719
Other income (expense), net .........            5,161            (188,000)(a)          21,043
                                                                   (84,000)(a)
                                          ------------        ------------        ------------
      Total other income (expense) ..          (33,428)           (450,594)         (2,990,787)
                                          ------------        ------------        ------------
Income (loss) before income taxes ...          196,948            (213,281)         (4,158,509)
Income tax expense ..................            1,050                                   1,050
                                          ------------        ------------        ------------
Net income (loss) available to
   common shareholders ..............     $    195,898        $   (213,281)       $ (4,159,559)
                                          ============        ============        ============


Basic earnings (loss) per share .....                                             $      (0.31)
Diluted earnings (loss) per share ...                                             $      (0.31)
Weighted average number of
common shares outstanding-basic .....                                               13,524,832
Weighted average number of
common shares outstanding-dilutive ..                                               13,524,832

                 See accompanying notes to unaudited pro forma
                    combined condensed financial statements.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                             PRO FORMA
                                             IHI            DISPOSITION
                                          HISTORICAL        ADJUSTMENTS           PRO FORMA
                                         -------------     -------------        -------------

Sales ...............................    $ 242,169,863     $ (12,107,675)(f)    $ 230,062,188
Cost of sales .......................      202,235,366        (7,969,480)(f)      194,265,886


                                         -------------     -------------        -------------
Gross profit ........................       39,934,497        (4,138,195)          35,796,302
Selling, general and administrative
   expenses .........................       53,478,894        (4,096,930)(f)       49,381,964


Income (loss) from operations .......      (13,544,397)          (41,265)         (13,585,662)

Earnings (losses) from equity invest-
   ments in unconsolidated affiliates       (5,951,603)        6,007,643 (f)           56,040

Other income (expense):
Interest expense ....................       (9,722,774)          603,287 (e)       (9,119,487)


Interest income .....................          377,521                                377,521
Other income, net ...................        2,532,298        (1,011,500)(f)        1,520,798
                                         -------------     -------------        -------------
Total other income (expense) ........       (6,812,955)         (408,213)          (7,221,168)
                                         -------------     -------------        -------------
Income (loss) before income taxes ...      (26,308,955)        5,558,165          (20,750,790)
Income tax expense (benefit) ........       (7,275,665)                            (7,275,665)
                                         -------------     -------------        -------------
Net income (loss) available to
   common shareholders ..............    $ (19,033,290)    $   5,558,165        $ (13,475,125)
                                         =============     =============        =============


Basic earnings (loss) per share .....    $       (1.27)                         $       (1.01)
Diluted earnings (loss) per share ...    $       (1.27)                         $       (1.01)
Weighted average number of
common shares outstanding-basic .....       14,956,113                             13,369,848
Weighted average number of
common shares outstanding-dilutive ..       14,956,113                             13,369,848
                                                                 PRO FORMA
                                            ORBITFORM           ACQUISITION           PRO FORMA
                                            HISTORICAL          ADJUSTMENTS           COMBINED
                                          -------------        -------------        -------------

Sales ...............................     $  12,023,460        $        --          $ 242,085,648
Cost of sales .......................         7,983,840             (262,699)(b)      201,555,487
                                                                     (95,540)(c)
                                                                    (336,000)(a)
                                          -------------        -------------        -------------
Gross profit ........................         4,039,620              694,239           40,530,161
Selling, general and administrative
   expenses .........................         3,505,186              262,699 (b)       51,907,771
                                                                  (1,400,000)(a)
                                                                     157,922 (d)
Income (loss) from operations .......           534,434            1,673,618          (11,377,610)

Earnings (losses) from equity invest-
   ments in unconsolidated affiliates                                (56,040)(a)

Other income (expense):
Interest expense ....................          (216,082)             159,756 (a)        (9,878,487)
                                                                      56,326 (e)
                                                                    (759,000)(e)
Interest income .....................             9,578             (159,756)(a)          227,343
Other income, net ...................               345           (1,186,000)(a)          335,143
                                          -------------        -------------        -------------
Total other income (expense) ........          (206,159)          (1,888,674)          (9,316,001)
                                          -------------        -------------        -------------
Income (loss) before income taxes ...           328,275             (271,096)         (20,693,611)
Income tax expense (benefit) ........            (6,500)                               (7,282,165)
                                          -------------        -------------        -------------
Net income (loss) available to
   common shareholders ..............     $     334,775        $    (271,096)       $ (13,411,446)
                                          =============        =============        =============


Basic earnings (loss) per share .....                                               $       (1.00)
Diluted earnings (loss) per share ...                                               $       (1.00)
Weighted average number of
common shares outstanding-basic .....                                                  13,369,848
Weighted average number of
common shares outstanding-dilutive ..                                                  13,369,848


                 See accompanying notes to unaudited pro forma
                    combined condensed financial statements.

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(a) To eliminate the intercompany receivable/payable balances between IHI and Orbitform.

(b) To eliminate our 49% investment in Orbitform included in the historical balance sheet of IHI.

(c) To record the Acquisition. The excess of the total purchase price over the allocation of fair value to the net assets will be recorded as goodwill, which is calculated based on the following assumptions:

    Issuance of convertible notes to St. James(1) ....    $6,900,000
    Value of warrants issued to St. James(2) .........        63,750
    Forgiveness of note receivable from St. James ....       835,425
    Estimated expenses attributable to the Acquisition        50,000
                                                          ----------
    Total purchase price .............................     7,849,175

    Fair market value of net assets acquired .........     4,897,995
                                                          ----------
    Goodwill (3) .....................................    $2,951,180
                                                          ==========

    (1) The convertible notes consist of (i) one note that is convertible into 3,000,000 shares of IHI Common stock ($1.15 per share) and (ii) a second note that is convertible into 1,725,000 shares of IHI Common stock ($2.00 per share). IHI estimates that the current fair value of the underlying common stock is $1.09 per share.

    (2) Warrants to purchase 300,000 shares of IHI Common stock at $1.25 per share, valued at an estimated fair market value of approximately $.21 a share.

    (3) The goodwill recorded will be amortized over an estimated remaining useful life of 18 years.

(d) The cash acquired from the Acquisition will be used to repay existing indebtedness of Orbitform of $596,711 and to reduce IHI's outstanding balance on its line of credit of $264,330.

(e) To record the Disposition, including the elimination of the assets and liabilities sold and to reflect the application of the sales proceeds.

    Cash(1) .....................    $ 2,000,000
    Notes receivable ............        800,000
    Less: valuation allowance ...       (500,000)
    Common stock(2) .............      3,271,672
                                     -----------
    Sales proceeds ..............      5,571,672
                                     ===========

    Net book value of assets sold      3,020,847
                                     -----------
    Gain on sale of Blastco(3) ..    $ 2,550,825
                                     ===========

    (1) Pursuant to an agreement with IHI's lender, the cash proceeds of $2,000,000 were delivered directly to the lender to reduce the outstanding balance on IHI's line of credit.

    (2) As part of the Disposition transaction, IHI will receive 1,586,265 shares of its common stock. Such common stock will be recorded as treasury stock valued at an assumed market price of $2.06 per share.

    (3) IHI expects to record a gain on the Disposition during the quarter ended June 30, 2000.

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(a) To eliminate transactions with Orbitform included in the historical financial statements of IHI with respect to (i) the lease agreement and the management agreement between IHI and Orbitform, (ii) interest receivable on a note between IHI and Orbitform, and (iii) the equity in earnings of IHI's 49% ownership interest in Orbitform.

(b) To reclassify amortization expense of Orbitform to conform with IHI's classification.

(c) To record depreciation expense adjustments to the historical amounts related to the application of purchase accounting applied to the Acquisition and the corresponding change in fair value of property and equipment.

(d) To record amortization expense adjustments to the historical amounts related to the goodwill recorded in connection with the Acquisition over its estimated remaining useful life of 18 years.

(e) To adjust historical interest expense for obligations incurred and retired as a result of the Acquisition and for the reduction in IHI's obligations attributable to the proceeds from the Disposition. Interest expense adjustments are as follows:

                                                     YEAR ENDED    THREE MONTHS
                                                     DECEMBER 31,     ENDED
                                                       1999       MARCH 31, 2000
                                                     ---------------------------
            Orbitform acquisition:

            Convertible note ...................    $6,900,000      $6,900,000
            Interest rate ......................            11%             11%
                                                    ----------      ----------
               Total ...........................    $ (759,000)     $ (189,750)
                                                    ==========      ==========
            Blastco sale:

            Proceeds received used to repay debt    $2,000,000      $2,000,000
            Interest rate ......................             9%             11%
                                                    ----------      ----------
            Subtotal ...........................       180,000          55,000
            Historical interest expense
             on debt assumed by purchaser ......       423,287         177,894
                                                    ----------      ----------
            Reduction in interest as a
             result of the Blastco sale ........    $  603,287      $  232,894
                                                    ==========      ==========


(f) To eliminate the historical results of operations of Blastco in connection with the Disposition.

                                     ANNEX B

                              OF ACQUISITION, L.P.

                              FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 1999 AND
            INITIAL PERIOD FROM DATE OF INCEPTION, FEBRUARY 9, 1998,
                              TO DECEMBER 31, 1998

                                      WITH
                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
REPORT OF CERTIFIED PUBLIC ACCOUNTANTS..................................   B-3

FINANCIAL STATEMENTS

      Balance Sheets....................................................   B-4
      Statements of Income and Partners' Capital........................   B-5
      Statements of Cash Flows..........................................   B-6
      Notes to Financial Statements.....................................   B-7

                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

To the Partners
OF Acquisition, L.P.
Houston, Texas

We have audited the accompanying balance sheets of OF Acquisition, L.P. (a limited partnership) as of December 31, 1999 and 1998, and the related statements of income and partners' capital and cash flows for the year ended December 31, 1999 and the initial period from date of inception, February 9, 1998, to December 31, 1998. These financial statements are the responsibility of the management of OF Acquisition, L.P. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OF Acquisition, L.P. as of December 31, 1999 and 1998, and the results of operations and cash flows for the year ended December 31, 1999 and the initial period from date of inception, February 9, 1998, to December 31, 1998 in conformity with generally accepted accounting principles.

KUHL & SCHULTZ, P.C.

CERTIFIED PUBLIC ACCOUNTANTS


February 24, 2000

                              OF ACQUISITION, L.P.
                                 BALANCE SHEETS
                                   DECEMBER 31

              ASSETS
                                                                            MARCH 31,
                                                1999           1998           2000
                                             -----------    -----------    -----------
                                                                           (Unaudited)
CURRENT ASSETS
  Cash ..................................    $   407,493    $   808,752    $   861,041
  Accounts receivable ...................      2,506,170      1,901,002      1,885,945
  Prepaid expenses ......................         45,681         37,772         67,158
  Inventory .............................      2,779,079      2,348,051      2,701,456
                                             -----------    -----------    -----------
  Total Current Assets ..................      5,738,423      5,095,577      5,515,600
                                             -----------    -----------    -----------

MACHINERY AND EQUIPMENT - AT COST .......      1,720,768      1,297,730      1,725,301
  Less accumulated depreciation .........        200,372         81,043        236,372
                                             -----------    -----------    -----------
     Net Machinery and Equipment ........      1,520,396      1,216,687      1,488,929
                                             -----------    -----------    -----------

OTHER ASSETS
  Intangible assets - net of amortization      4,750,469      5,013,168      4,684,792
                                             -----------    -----------    -----------

                                             $12,009,288    $11,325,432    $11,689,321
                                             ===========    ===========    ===========


  LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES
  Accounts payable ......................    $   713,689    $   509,734    $   897,319
  Accrued expenses ......................        641,365        307,814        185,102
  Customer deposits - deferred income ...        115,958        100,540        244,116
  Bank line of credit ...................        500,000              0        200,000
  Current portion of long - term debt ...         74,200         74,808         74,200
  Note payable - partner ................      2,957,567      2,591,358      2,903,940
                                             -----------    -----------    -----------
     Total Current Liabilities ..........      5,002,779      3,584,254      4,504,677
                                             -----------    -----------    -----------

LONG-TERM DEBT - NET OF CURRENT
   PORTION ..............................        340,274        410,718        322,511
                                             -----------    -----------    -----------

PARTNERS' CAPITAL .......................      6,666,235      7,330,460      6,862,133
                                             -----------    -----------    -----------

                                             $12,009,288    $11,325,432    $11,689,321
                                             ===========    ===========    ===========

                 See accompanying notes to financial statements.

                              OF ACQUISITION, L.P.
                   STATEMENTS OF INCOME AND PARTNERS' CAPITAL
                        YEAR ENDED DECEMBER 31, 1999 AND
                     INITIAL PERIOD FROM DATE OF INCEPTION,
                      FEBRUARY 9, 1998 TO DECEMBER 31, 1998

                                                                       FOR THE THREE MONTHS
                                                                          ENDED MARCH 31,
                                     1999             1998             2000             1999
                                 ------------     ------------     ------------     ------------
                                                                            (Unaudited)
NET SALES ...................    $ 12,023,460     $ 10,914,775     $  3,537,687     $  2,344,161

COST OF SALES ...............       7,983,840        7,453,772        2,426,459        1,529,200
                                 ------------     ------------     ------------     ------------

GROSS PROFIT ................       4,039,620        3,461,003        1,111,228          814,961

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES ..       3,505,186        1,524,135          880,852          454,674
                                 ------------     ------------     ------------     ------------

INCOME FROM OPERATIONS ......         534,434        1,936,868          230,376          360,287

OTHER INCOME (EXPENSES)
   Interest income ..........           9,578           30,162            4,523            5,432
   Interest expense .........        (216,082)        (261,730)         (43,112)         (44,237)
   Other ....................             345           11,160            5,161            2,692
                                 ------------     ------------     ------------     ------------
                                     (206,159)        (220,408)         (33,428)         (36,113)
                                 ------------     ------------     ------------     ------------

INCOME BEFORE INCOME TAXES ..         328,275        1,716,460          196,948          324,174

PROVISION FOR CITY INCOME TAX           6,500          (12,000)           1,050            3,000
                                 ------------     ------------     ------------     ------------

NET INCOME ..................         334,775        1,704,460          195,898          321,174

PARTNERS' CAPITAL
   Beginning of period ......       7,330,460                0        6,666,235        7,330,460
   Capital contributed ......           1,000        5,626,000                0                0
   Distribution to partner ..      (1,000,000)               0                0       (1,000,000)
                                 ------------     ------------     ------------     ------------

   End of period ............    $  6,666,235     $  7,330,460     $  6,862,133     $  6,651,634
                                 ============     ============     ============     ============


               See accompanying notes to financial statements.

                              OF ACQUISITION, L.P.
                            STATEMENTS OF CASH FLOWS
                        YEAR ENDED DECEMBER 31, 1999 AND
                      INITIAL PERIOD FROM DATE OF INCEPTION
                      FEBRUARY 9, 1998 TO DECEMBER 31, 1998

                                                                                          FOR THE THREE MONTHS
                                                                                             ENDED MARCH 31,
                                                          1999            1998            2000            1999
                                                       -----------     -----------     -----------     -----------
                                                                                               (Unaudited)

CASH FLOWS FROM OPERATING
  ACTIVITIES
   Net income .....................................    $   334,775     $ 1,704,460     $   195,898     $   321,174
   Adjustments to reconcile net income to
      net cash provided by operating activities:
        Depreciation and amortization .............        382,028         321,850         101,677          83,200
        Gain on asset sale ........................              0         (11,183)              0               0
        Change in operating assets and liabilities:
             Accounts receivable ..................       (605,168)     (1,901,002)        620,225         125,978
             Prepaid expenses .....................         (7,910)        (37,772)        (21,477)         (4,773)
             Inventory ............................       (431,028)     (2,348,051)         77,623        (300,053)
             Accounts payable .....................        203,955         509,734         183,630         262,624
             Accrued expenses .....................      1,801,261         307,814        (523,972)        100,427
             Customer deposits ....................         15,418         100,540         128,158        (100,540)
                                                       -----------     -----------     -----------     -----------
Net cash provided by (used in)
   operating activities ...........................      1,693,331      (1,353,610)        761,762         488,037
                                                       -----------     -----------     -----------     -----------

CASH FLOWS FROM INVESTING
   ACTIVITIES
   Purchase of fixed assets .......................       (423,037)     (1,300,017)         (4,534)        (42,591)
   Proceeds from asset sale .......................              0          13,470               0               0
   Acquired goodwill ..............................              0      (5,200,000)              0               0
   Capitalized organization costs .................              0         (53,975)              0               0
                                                       -----------     -----------     -----------     -----------
Net cash used in investing
   activities .....................................       (423,037)     (6,540,522)         (4,534)        (42,591)
                                                       -----------     -----------     -----------     -----------

CASH FLOWS FROM FINANCING
   ACTIVITIES
   Partners capital contribution -
      (distribution), net .........................       (999,000)      5,626,000               0      (1,000,000)
   Proceeds from bank borrowing-
      net of current year payments ................        428,947         485,526        (317,763)        282,237
   Proceeds from partner borrowing-
      net of current year payments ................     (1,101,500)      2,591,358          14,083               0
                                                       -----------     -----------     -----------     -----------
Net cash provided by (used in)
   financing activities ...........................     (1,671,553)      8,702,884        (303,680)       (717,763)
                                                       -----------     -----------     -----------     -----------

NET INCREASE (DECREASE)
   IN CASH ........................................       (401,259)        808,752         453,548        (272,317)
CASH AT BEGINNING OF PERIOD .......................        808,752               0         407,493         808,752
                                                       -----------     -----------     -----------     -----------
  CASH AT END OF PERIOD ...........................    $   407,493     $   808,752     $   861,041     $   536,435
                                                       ===========     ===========     ===========     ===========

                 See accompanying notes to financial statements.

                              OF ACQUISITION, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

       OF Acquisition, L.P. (the "Company") is a manufacturer of orbital riveting machines. Machines sold are from stock specifications or custom built to customer specifications. The Company operates out of one plant in Jackson, Michigan.

       Inventories are valued at the lower of cost (first-in, first-out basis) or market. Market is considered as the net realizable value.

       Machinery and equipment are stated at cost. Depreciation is computed on the straight-line method. Estimated useful lives are as follows:

            Machinery              15 years
            Computer equipment      5 years
            Office furniture        7 years
            Vehicles                5 years

       The Company has elected to amortize intangible assets of goodwill and organization costs over 20 years on the straight-line method.

NOTE 2 - INVENTORIES

       Inventories consisted of the following:
                                                                   MARCH 31,
                                         1999          1998          2000
                                      ----------    ----------    ----------
                                                                 (Unaudited)

         Raw material and supplies    $  105,775    $   77,704    $   88,332
         Work in process and
           finished goods ........     1,355,047       979,576     1,197,743
         Component parts .........     1,318,257     1,290,771     1,415,381
                                      ----------    ----------    ----------
                                      $2,779,079    $2,348,051    $2,701,456
                                      ==========    ==========    ==========
NOTE 3 - MACHINERY AND EQUIPMENT

       The following components of machinery and equipment are stated at historical costs.

                                                                  MARCH 31,
                                        1999          1998          2000
                                     ----------    ----------    ----------
                                                                (Unaudited)

         Machinery and equipment     $1,459,229    $1,189,342    $1,467,363
         Office equipment .......       206,541        70,000       202,940
         Vehicles ...............        38,388        38,388        38,388
         Leasehold improvements .        16,610             0        16,610
                                     ----------    ----------    ----------
                                      1,720,768     1,297,730     1,725,301
         Accumulated depreciation       200,372        81,043       236,372
                                     ----------    ----------    ----------
                                     $1,520,396    $1,216,687    $1,488,929
                                     ==========    ==========    ==========

                              OF ACQUISITION, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 4 - INTANGIBLE ASSETS

       Intangible assets consist of the following:

                                                                    MARCH 31,
                                          1999          1998          2000
                                       ----------    ----------    ----------
                                                                   (Unaudited)

         Goodwill .................    $5,200,000    $5,200,000    $5,200,000
         Organization costs .......        53,975        53,975        53,975
                                       ----------    ----------    ----------
                                        5,253,975     5,253,975     5,253,975
         Allowance for amortization       503,506       240,807       569,183
                                       ----------    ----------    ----------
                                       $4,750,469    $5,013,168    $4,684,792
                                       ==========    ==========    ==========
NOTE 5 -NOTE PAYABLE - PARTNER

       Demand note payable to partner dated February 7, 1998 bearing interest of 8.5% per year.

                                                                    MARCH 31,
                                          1999          1998          2000
                                       ----------    ----------    ----------
                                                                   (Unaudited)

                                       $2,889,857    $2,591,358    $2,903,940
                                       ==========    ==========    ==========
NOTE 6 - LONG-TERM DEBT

       Note payable to Citizens Bank payable in monthly installments of $8,717 including interest at 7.98%. Note is secured by equipment.

                                                               MARCH 31,
                                         1999        1998        2000
                                       --------    --------    --------
                                                              (Unaudited)

         Balance due ..............    $414,474    $485,526    $396,711
         Less current portion .....      74,200      74,808      74,200
                                       --------    --------    --------
         Long-term debt ...........    $340,274    $410,718    $322,511
                                       ========    ========    ========

       Principal maturities of long-term debt in each of the next five years and thereafter are as follows:

                                    2000                       $ 74,200
                                    2001                         80,343
                                    2002                         86,994
                                    2003                         94,196
                                    2004                         78,741
                                    Thereafter                        0
                                                               --------
                                                               $414,474
                                                               ========
NOTE 7 - PENSION PLAN

       The Company sponsors a salary reduction 401(k) pension plan covering substantially all employees. Company contributions to this plan amounted to $39,980 and $34,636 in 1999 and 1998, respectively.

                              OF ACQUISITION, L.P.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

NOTE 8 - RELATED PARTY TRANSACTIONS

                                                                       MARCH 31,
                                             1999          1998          2000
                                          ----------    ----------    ----------
                                                                     (Unaudited)

         Demand note payable to partner   $2,957,567    $2,591,359    $2,903,940
                                          ----------    ----------    ----------
         Interest payable to partner ..   $        0    $   17,781    $   99,368
                                          ----------    ----------    ----------
         Equipment rent paid to partner   $   96,000    $   88,000    $   24,000
                                          ----------    ----------    ----------
         Building rent paid to partner    $  240,000    $  180,000    $   60,000
                                          ----------    ----------    ----------

NOTE 9 - CASH FLOW INFORMATION

       Cash paid for interest and income taxes:
                                                               MARCH 31,
                                     1999          1998          2000
                                   --------      --------      --------
                                                              (Unaudited)
         Interest ...........      $166,154      $243,949      $ 11,453
                                   ========      ========      ========

         Income taxes .......      $  5,062      $      0      $      0
                                   ========      ========      ========

NOTE 10-CREDIT RISK

       The Company is required by SFAS No. 105 to disclose significant concentrations of credit risk regardless of the degree of such risk. Financial instruments which potentially subject the company to concentration of credit risk consist principally of temporary cash investments and trade receivables.

       The Company places its temporary cash investments with high-credit-quality financial institutions. Although, such cash balances exceed the federally insured limits at certain times during the year they are, in the opinion of management, subject to minimal risk.

       The Company has established policies for extending credit and assessing bad debts based upon factors surrounding the credit risk of specific customers, historical trends and other information. In the opinion of management, concentrations of credit risk with respect to trade receivables are limited due to the credit worthiness of customers.

NOTE 11-USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results are likely to differ from those estimates, but management does not believe such differences will materially affect the Company's financial position, results of operations or cash flows.

                                INDEX TO EXHIBITS

      EXHIBIT          PAGE
      NUMBER          NUMBER            IDENTIFICATION OF EXHIBIT

       --              C-1     Preliminary Copy of Form of Proxy Card

       4.1             D-1     Form of $3,450,000 Convertible Promissory Note A

       4.2             E-1     Form of $3,450,000 Convertible Promissory Note B

       4.3             F-1     Form of Warrant

       10.1            G-1     OF Letter Agreement with Exhibits

       10.2            H-1     Optional Credit Support Agreement

       10.3            I-1     Reimbursement Agreement with Exhibits

       10.4            J-1     Subordinated Pledge Agreement

       10.5            K-1     Second Amendment to Amended and Restated
                               Credit Agreement

       10.6            L-1     Consent of Independent Certified
                               Public Accountants

                                      EX-1

                    [PRELIMINARY COPY OF FORM OF PROXY CARD]

                            INDUSTRIAL HOLDINGS, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 14, 2000

      The undersigned shareholder of Industrial Holdings, Inc. (the "Company") hereby appoints Michael N. Marsh and Christine A. Smith, or either one or both of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Shareholders of INDUSTRIAL HOLDINGS, INC. to be held at the Company's principal offices at 7135 Ardmore, Houston, Texas, 77054, on August 14, 2000, at 10:00 a.m. (Houston time), and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.

1.    [ ]  The election as Class III directors of Robert E. Cone, Charles E.
           Underbrink and Barbara S. Shuler. Instructions: to withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.

           -------------------------------------------------------------

      [ ]  FOR all nominees listed above (except as marked to the contrary)

      [ ]  WITHHOLD AUTHORITY to vote for all nominees listed above

2. The approval of the issuance (i) to SJMB, L.P. in connection with the Acquisition of: (a) two 11% subordinated promissory notes in the aggregate principal amount of $6,900,000, convertible into shares of our Common Stock (the "Acquisition Notes"), (b) warrants to purchase 300,000 shares of Common Stock (the "Acquisition Warrants"), (c) at least 4,725,000 shares of Common Stock on the full conversion of the Acquisition Notes, together with accrued interest thereon to maturity; and (d) 300,000 shares of Common Stock on the full exercise of the Acquisition Warrants; and (ii) to SJMB and SJCP, in connection with their providing up to $1,500,000 of funding to us under an Optional Credit Support Agreement with our Senior Lenders (the "Credit Support Agreement"): (a) an 11% promissory note of up to a maximum principal amount of $1,500,000, convertible into shares of our Common Stock (the "Credit Support Note"), (b) on the full conversion of the Credit Support Note, at least 1,200,000 shares of our Common Stock (the "Credit Support Note Shares"), (c) up to 375,000 warrants to acquire shares of our Common Stock, depending on the actual amount of funding under the Credit Support Agreement (the "Credit Support Warrants"), and
      (d) on the exercise of the Credit Support Warrants, up to 375,000 underlying shares of Common Stock.

           [ ]  FOR              [ ]  AGAINST                [ ]  ABSTAIN

3. In their discretion, on such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

           [ ]  FOR              [ ]  AGAINST                [ ] ABSTAIN

                            INDUSTRIAL HOLDINGS, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 14, 2000

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS ABOVE AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SUCH PROPOSALS.

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the proxy statement furnished herewith.


                                    Dated: ___________________________, 2000


                                    ----------------------------------------
                                    Shareholder's Signature

                                    ----------------------------------------
                                    Shareholder's Signature

                                          Signature should agree with name
                                    printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

                PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

                                       C-2